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TABLE OF CONTENTS

Exhibit 10.6

AMENDMENT AND COMPLETE RESTATEMENT
OF THE
SCB SAVINGS OR CASH OPTION PLAN FOR EMPLOYEES

         (As Amended through January 1, 2002)

ARTICLE I
DEFINITIONS
ARTICLE II
TOP HEAVY AND ADMINISTRATION
2.1	TOP HEAVY PLAN REQUIREMENTS
2.2	DETERMINATION OF TOP HEAVY STATUS
2.3	POWERS AND RESPONSIBILITIES OF THE EMPLOYER
2.4	DESIGNATION OF ADMINISTRATIVE AUTHORITY
2.5	ALLOCATION AND DELEGATION OF RESPONSIBILITIES
2.6	POWERS AND DUTIES OF THE ADMINISTRATOR
2.7	RECORDS AND REPORTS
2.8	APPOINTMENT OF ADVISERS
2.9	INFORMATION FROM EMPLOYER
2.10	PAYMENT OF EXPENSES
2.11	MAJORITY ACTIONS
2.12	CLAIMS PROCEDURE
2.13	CLAIMS REVIEW PROCEDURE
ARTICLE III
ELIGIBILITY
3.1	CONDITIONS OF ELIGIBILITY
3.2	APPLICATION FOR PARTICIPATION
3.3	EFFECTIVE DATE OF PARTICIPATION
3.4	DETERMINATION OF ELIGIBILITY
3.5	TERMINATION OF ELIGIBILITY
3.6	OMISSION OF ELIGIBLE EMPLOYEE
3.7	INCLUSION OF INELIGIBLE EMPLOYEE
3.8	QUALIFIED MILITARY SERVICE PROVISIONS
ARTICLE IV
CONTRIBUTION AND ALLOCATION
4.1	FORMULA FOR DETERMINING EMPLOYER'S CONTRIBUTION
4.2	PARTICIPANT'S SALARY REDUCTION ELECTION
4.3	TIME OF PAYMENT OF EMPLOYER'S CONTRIBUTION
4.4	ALLOCATION OF CONTRIBUTION AND EARNINGS
4.5	ACTUAL DEFERRAL PERCENTAGE TESTS
4.6	ADJUSTMENT TO ACTUAL DEFERRAL PERCENTAGE TESTS
4.7	ACTUAL CONTRIBUTION PERCENTAGE TESTS
4.8	REPEAL OF MULTIPLE USE TEST

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4.9	ADJUSTMENT TO ACTUAL CONTRIBUTION PERCENTAGE TESTS
4.10	MAXIMUM ANNUAL ADDITIONS
4.11	ADJUSTMENT FOR EXCESSIVE ANNUAL ADDITIONS
4.12	ROLLOVERS FROM QUALIFIED PLANS
4.13	VOLUNTARY CONTRIBUTIONS
4.14	DIRECTED INVESTMENT ACCOUNT
ARTICLE V
VALUATIONS
5.1	VALUATION OF THE TRUST FUND
5.2	METHOD OF VALUATION
ARTICLE VI
DETERMINATION AND DISTRIBUTION OF BENEFITS
6.1	DETERMINATION OF BENEFITS UPON RETIREMENT
6.2	DETERMINATION OF BENEFITS UPON DEATH
6.3	DISABILITY RETIREMENT BENEFITS
6.4	DETERMINATION OF BENEFITS UPON TERMINATION
6.5	DISTRIBUTION OF BENEFITS
6.6	DISTRIBUTION OF BENEFITS UPON DEATH
6.7	TIME OF SEGREGATION OR DISTRIBUTION
6.8	DISTRIBUTION FOR MINOR BENEFICIARY
6.9	LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN
6.10	PRE-RETIREMENT DISTRIBUTION
6.11	LIMITATIONS ON BENEFITS AND DISTRIBUTIONS
ARTICLE VII
TRUSTEES
7.1	BASIC RESPONSIBILITIES OF THE TRUSTEES
7.2	INVESTMENT POWERS AND DUTIES OF THE TRUSTEES
7.3	OTHER POWERS OF THE TRUSTEES
7.4	LOANS TO PARTICIPANTS
7.5	DUTIES OF THE TRUSTEES REGARDING PAYMENTS
7.6	TRUSTEES' COMPENSATION AND EXPENSES AND TAXES
7.7	ANNUAL REPORT OF THE TRUSTEES
7.8	AUDIT
7.9	RESIGNATION, REMOVAL AND SUCCESSION OF TRUSTEES
7.10	TRANSFER OF INTEREST
ARTICLE VIII
AMENDMENT, TERMINATION AND MERGERS
8.1	AMENDMENT
8.2	TERMINATION

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8.3	MERGER OR CONSOLIDATION
ARTICLE IX
MISCELLANEOUS
9.1	PARTICIPANT'S RIGHTS
9.2	ALIENATION
9.3	CONSTRUCTION OF PLAN
9.4	GENDER AND NUMBER
9.5	LEGAL ACTION
9.6	PROHIBITION AGAINST DIVERSION OF FUNDS
9.7	BONDING
9.8	EMPLOYER'S AND TRUSTEES' PROTECTIVE CLAUSE
9.9	INSURER'S PROTECTIVE CLAUSE
9.10	RECEIPT AND RELEASE FOR PAYMENTS
9.11	ACTION BY THE EMPLOYER
9.12	NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY
9.13	HEADINGS
9.14	APPROVAL BY INTERNAL REVENUE SERVICE
9.15	UNIFORMITY
ARTICLE X
PARTICIPATING EMPLOYERS
10.1	ADOPTION BY OTHER EMPLOYERS
10.2	REQUIREMENTS OF PARTICIPATING EMPLOYERS
10.3	DESIGNATION OF AGENT
10.4	EMPLOYEE TRANSFERS
10.5	PARTICIPATING EMPLOYER'S CONTRIBUTION
10.6	AMENDMENT
10.7	DISCONTINUANCE OF PARTICIPATION
10.8	ADMINISTRATOR'S AUTHORITY
10.9	GUARANTEES

iii

SCB SAVINGS OR CASH OPTION PLAN FOR EMPLOYEES

        WHEREAS, Sanford C. Bernstein & Co., Inc. the predecessor of Alliance Capital Management L.P. ("Alliance"), established a Profit Sharing Plan and Trust effective February 1, 1969, (hereinafter called the "Effective Date") known as SCB Savings or Cash Option Plan For Employees (herein referred to as the "Plan") in recognition of the contribution made to its successful operation by its employees and for the exclusive benefit of its eligible employees; and

        WHEREAS, under the terms of the Plan, the Employer (as defined herein) has the ability to amend the Plan, provided the Trustees (as defined herein) join in such amendment if the provisions of the Plan affecting the Trustees are amended; and

        WHEREAS, effective January 1, 1997, except as otherwise provided, the Plan was amended and restated in its entirety; and

        WHEREAS, effective December 29, 1999, except as otherwise provided, the Plan was further amended; and

        WHEREAS, in connection with the acquisition of the assets of Sanford C. Bernstein & Co., Inc. and Bernstein Technologies Inc. by Alliance, Alliance shall be deemed the Employer and Plan sponsor as of October 2, 2000; and

        WHEREAS, further amendments to the Plan are necessary to satisfy requirements of Section 401(a)of the Internal Revenue Code with respect to the qualification of the Plan under that Section;

        NOW, THEREFORE, this document sets forth the Plan as embodying such further amendments which are effective either as of January 1, 2002, except as otherwise provided, or as of such other date with respect to a particular amendment as required for the Plan to satisfy any applicable requirement for qualification under Section 401(a) of the Internal Revenue Code.

ARTICLE I
DEFINITIONS

        1.1    "Act" means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

        1.2    "Administrator" means the person designated by the Employer pursuant to Section 2.4 to administer the Plan on behalf of the Employer.

        1.3    "Affiliated Employer" means the Employer and any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to Regulations under Code Section 414(o).

        1.4    "Aggregate Account" means, with respect to each Participant, the value of all accounts maintained on behalf of a Participant, whether attributable to Employer or Employee contributions, subject to the provisions of Section 2.2.

        1.5    "Anniversary Date" means December 31st.

        1.6    "Beneficiary" means the person to whom the share of a deceased Participant's total account is payable, subject to the restrictions of Sections 6.2 and 6.6.

        1.7    "Board of Directors" means the Board of Directors of the general partner of Alliance responsible for the management of Alliance's business or a committee thereof designated by such Board.

        1.8    "Code" means the Internal Revenue Code of 1986, as amended or replaced from time to time.

        1.9    "Compensation" with respect to any Participant means his cash "415 Compensation" for a Plan Year, excluding any expatriate tax equalization or similar payments. Compensation for any Plan Year shall not exceed the Section 401(a)(17) Limitation.

        For a Participant's initial year of participation, Compensation shall be recognized for the entire Plan Year.

        1.10    "Contract" means a contract issued by an insurer.

        1.11    "Deferred Compensation" with respect to any Participant means that portion of the Participant's total Compensation which has been contributed to the Plan in accordance with the Participant's deferral election pursuant to Section 4.2.

        1.12    "Early Retirement Date". This Plan does not provide for a retirement date prior to Normal Retirement Date.

        1.13    "Elective Contribution" means the Employer's contributions to the Plan that are made pursuant to the Participant's deferral election provided in Section 4.2. In addition, the Employer's matching contribution made pursuant to Section 4.1(b), any Employer NHCE Contribution made pursuant to Section 4.1(d), and any Employer Qualified Non-Elective Contribution made pursuant to Section 4.6 shall be considered an Elective Contribution for purposes of the Plan. Any such contributions deemed to be Elective Contributions shall be subject to the requirements of Sections 4.2(b) and 4.2(c) and shall further be required to satisfy the discrimination requirements of Regulation 1.401(k)-1(b)(3), the provisions of which are specifically incorporated herein by reference.

        1.14    "Eligible Employee" means any Employee, except as provided below.

        Employees whose employment is governed by the terms of a collective bargaining agreement between Employee representatives (within the meaning of Code Section 7701(a)(46)) and the Employer under which retirement benefits were the subject of good faith bargaining between the parties, unless such agreement expressly provides for such coverage in this Plan, will not be eligible to participate in this Plan.

        Employees of Affiliated Employers shall not be eligible to participate in this Plan unless such Affiliated Employers have specifically adopted this Plan in writing. Employees who are non-resident aliens and who received no earned income (within the meaning of Code Section 911(d)(2)) from the Employer constituting United States source income within the meaning of Code Section 861(a)(3), with the exception of Employees who are classified as Expatriates, will not be eligible to participate in this Plan. Employees who are Leased Employees will not be eligible to participate in this Plan.

        An individual classified by the Employer at the time services are provided as either an independent contractor, or an individual who is not classified as an Employee due to an Employer's treatment of any services provided by him as being provided by another entity (which is not an Affiliated Employer) which is providing such individual's services to the Employer, shall not be eligible to participate in this Plan during the period the individual is so initially classified, even if such individual is later retroactively reclassified as an Employee during all or any part of such period pursuant to applicable law or otherwise.

        Employees accruing benefits and/or receiving contributions under a retirement plan of an Affiliated Employer which operates entirely or primarily outside the United States, other than this Plan, will not be eligible to participate in this Plan.

        Any Eligible Employee classified as an Expatriate, regardless of whether the Employee is paid through a U.S. or Foreign Payroll, shall be eligible to participate in this Plan.

        Notwithstanding the foregoing, any Employee not classified as an Expatriate, and who is paid through a Foreign Payroll, shall not be eligible to participate in this Plan.

        For the purposes of the foregoing, "Expatriate" means any Employee employed by the Employer who was initially engaged to render services entirely or primarily in the United States and who is subsequently assigned by the Employer to work outside of the United States on a temporary basis with the intention that such Employee will return to work for the Employer in the United States.

        For the purposes of the foregoing, "Foreign Payroll" means any payroll that is not based in the United States.

        Notwithstanding anything contained herein to the contrary, any Employee who was not employed by Sanford C. Bernstein & Co., Inc. or Bernstein Technologies Inc. on September 29, 2000 shall not be eligible to participate in this Plan. An Employee who was employed by either Sanford C. Bernstein & Co., Inc. or Bernstein Technologies Inc. on September 29, 2000 who is not yet a Plan Participant shall be eligible to participate in this Plan in accordance with the provisions of Article III hereof.

        1.15    "Employee" means any person who is employed by the Employer or Affiliated Employer, but excluding any person who is an independent contractor. Employee shall include any Leased Employee.

        1.16    "Employer" means Alliance Capital Management L.P. and any successor by merger, consolidation, purchase or otherwise. Prior to October 2, 2000, Sanford C. Bernstein & Co., Inc. and Bernstein Technologies Inc. were the Employers hereunder.

        1.17    "Excess Aggregate Contributions" means, with respect to any Plan Year, the excess of the aggregate amount of the voluntary Employee contributions made pursuant to Section 4.13, Excess Contributions recharacterized as voluntary Employee contributions pursuant to Section 4.6(a) and any qualified non-elective contributions or elective deferrals taken into account pursuant to Section 4.7(c) on behalf of Highly Compensated Participants for such Plan Year, over the maximum amount of such contributions permitted under the limitations of Sections 4.7(a).

        1.18    "Excess Compensation" with respect to any Participant means the Participant's Compensation which is in excess of the Taxable Wage Base.

        1.19    "Excess Contributions" means, with respect to a Plan Year, the excess of Elective Contributions made on behalf of Highly Compensated Participants for the Plan Year over the maximum amount of such contributions permitted under Section 4.5(a). Excess Contributions, including amounts recharacterized pursuant to Section 4.6(a)(2), shall be treated as an "annual addition" pursuant to Section 4.10(b).

        1.20    "Excess Deferred Compensation" means, with respect to any taxable year of a Participant, the excess of the aggregate amount of such Participant's Deferred Compensation and the elective deferrals pursuant to Section 4.2(f) actually made on behalf of such Participant for such taxable year, over the dollar limitation provided for in Code Section 402(g), which is incorporated herein by reference. Excess Deferred Compensation shall be treated as an "annual addition" pursuant to Section 4.10(b).

        1.21    "Family Member" generally means, with respect to an affected Participant, such Participant's spouse, child, parent or grandparent as described in Code Section 318(a)(1).

        1.22    "Fiduciary" means any person who (a) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets, (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan or has any authority or responsibility to do so, or (c) has any discretionary authority or discretionary responsibility in the administration of the Plan, including, but not limited to, the Trustees, the Employer and its representative body, and the Administrator.

        1.23    "Fiscal Year" means the Employer's accounting year of 12 months commencing on January 1st of each year and ending the following December 31st.

        1.24    "Forfeiture" Under this Plan, Participant accounts are 100% Vested at all times. Any amounts that may otherwise be forfeited under the Plan pursuant to Section 3.7 or 6.9 shall be used to reduce the contribution of the Employer.

        1.25    "Former Participant" means a person who has been a Participant, but who has ceased to be a Participant for any reason.

        1.26    "415 Compensation" means compensation as defined in Section 4.10(d).

        1.27    "414(s) Compensation" with respect to any Employee means his Elective Contributions attributable to Deferred Compensation recharacterized as voluntary Employee contributions pursuant to Section 4.6(a) plus "415 Compensation" paid during a Plan Year.

        For purposes of this Section, the determination of "414(s) Compensation" for Plan Years beginning before January 1, 1998 shall be made by including salary reduction contributions made by the Employer on behalf of an Employee that are not includible in such Employee's gross income under Code Sections 125, 401(k), 402(e)(3), 402(h), or 403(b).

        414(s) Compensation shall be subject to the limits of Section 1.66.

        1.28    "Highly Compensated Employee" means an Employee who, with respect to the "determination year":

          (a)   owned (or is considered as owning within the meaning of Code Section 318) at any time during the "determination year" or "look-back year" more than five percent of the outstanding stock of the Employer or stock possessing more than five percent of the total combined voting power of all stock of the Employer (the attribution of ownership interest to "Family Members" shall be used pursuant to Code Section 318); or

          (b)   who received "415 Compensation" during the "look-back year" from the Employer in excess of $80,000 and was in the Top Paid Group of Employees for the "look-back year".

        The "determination year" shall be the Plan Year for which testing is being performed. The "look-back year" shall be the Plan Year immediately preceding the "determination year."

        For purposes of this Section, the determination of "415 Compensation" for Plan Years beginning before January 1, 1998 shall be made by including amounts that would otherwise be excluded from a Participant's gross income by reason of the application of Code Sections 125, 402(e)(3), 402(h)(1)(B) and, in the case of Employer contributions made pursuant to a salary reduction agreement, by including amounts that would otherwise be excluded from a Participant's gross income by reason of the application of Code Section 403(b).

        The dollar threshold amounts specified in (b) above shall be adjusted at such time and in such manner as is provided in Regulations. In the case of such an adjustment, the dollar limits which shall be applied are those for the calendar year in which the "determination year" or "look-back year" begins.

        In determining who is a Highly Compensated Employee, Employees who are nonresident aliens and who received no earned income (within the meaning of Code Section 911(d)(2)) from the Employer constituting United States source income within the meaning of Code Section 861(a)(3) shall not be treated as Employees.

        Additionally, all Affiliated Employers shall be taken into account as a single employer and Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) shall be considered Employees unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and are not covered in any qualified plan maintained by the Employer. The exclusion of Leased Employees for this purpose shall be applied on a uniform and consistent basis for all of the Employer's retirement plans. Highly Compensated Former Employees shall be treated as Highly Compensated Employees without regard to whether they performed services during the "determination year".

        Effective for Plan Years beginning on January 1, 1997, the "Family Member" rules of prior Code Section 414(q)(6) shall not be applicable for purposes of this Plan.

        1.29    "Highly Compensated Former Employee" means a former Employee who had a separation year prior to the "determination year" and was a Highly Compensated Employee in the year of separation from service or in any "determination year" after attaining age 55. Notwithstanding the foregoing, an Employee who separated from service prior to 1987 will be treated as a Highly Compensated Former Employee only if during the separation year (or year preceding the separation year) or any year after the Employee attains age 55 (or the last year ending before the Employee's 55th birthday), the Employee either received "415 Compensation"

in excess of $50,000 or was a "five percent owner". For purposes of this Section, "determination year", "415 Compensation" and "five percent owner" shall be determined in accordance with Section 1.28. Highly Compensated Former Employees shall be treated as Highly Compensated Employees. The method set forth in this Section for determining who is a "Highly Compensated Former Employee" shall be applied on a uniform and consistent basis for all purposes for which the Code Section 414(q) definition is applicable.

        Effective for Plan Years beginning on January 1, 1997, the "Family Member" rules of prior Code Section 414(q)(6) shall not be applicable for purposes of this Plan.

        1.30    "Highly Compensated Participant" means any Highly Compensated Employee who is eligible to participate in the Plan.

        1.31    "Hour of Service" means (1) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer for the performance of duties during the applicable computation period; (2) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer (irrespective of whether the employment relationship has terminated) for reasons other than performance of duties (such as vacation, holidays, sickness, jury duty, disability, lay-off, military duty or leave of absence) during the applicable computation period; (3) each hour for which back pay is awarded or agreed to by the Employer without regard to mitigation of damages. These hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made. The same Hours of Service shall not be credited both under (1) or (2), as the case may be, and under (3).

        Notwithstanding the above, (i) no more than 501 Hours of Service are required to be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period); (ii) an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, or unemployment compensation or disability insurance laws; and (iii) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

        For purposes of this Section, a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly through, among others, a trust fund or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

        To the extent applicable, an Hour of Service must be counted for the purpose of determining a Year of Service, a year of participation for purposes of accrued benefits, a 1-Year Break in Service, and employment commencement date (or reemployment commencement date). In addition, Hours of Service will be credited for employment with other Affiliated Employers. With regard to any Employee for whom hours worked are not required to be kept by any applicable law, such Employee shall be credited with 45 Hours of Service for any week in which he is credited with at least one Hour of Service. The provisions of Department of Labor regulations 2530.200b-2(b) and (c) are incorporated herein by reference. Effective January 1, 1999, for purposes of this Section and Section 4.4(a)(3), Salaried Employees shall be credited with 45 Hours of Service for any week in which they are credited with at least one Hour of Service and Hourly Employees shall be credited with actual hours worked.

        1.32    "Hourly Employee" means any Employee who is classified by the Employer as an Hourly Employee in accordance with its normal payroll practices and who is paid based on a multiple of the number of hours worked.

        1.33    "Income" means the income allocable to "excess amounts" which shall equal the sum of the allocable gain or loss for the "applicable computation period" and the allocable gain or loss for the period between the end of the "applicable computation period" and the date of distribution ("gap period"). The income allocable to "excess amounts" for the "applicable computation period" and the "gap period" is calculated separately and is determined by multiplying the income for the "applicable computation period" or the "gap period" by a fraction. The numerator of the fraction is the "excess amount" for the "applicable computation period". The denominator of the fraction is the total "account balance" attributable to "Employer contributions" as of the end of the "applicable computation period" or the "gap period", reduced by the gain allocable to such total amount for the "applicable computation period" or the "gap period" and increased by the loss allocable to such total amount for the "applicable computation period" or the "gap period". The provisions of this Section shall be applied:

          (a)   For purposes of Section 4.2(f), by substituting:

            (1)   "Excess Deferred Compensation" for "excess amounts";

            (2)   "Taxable year of the Participant" for "applicable computation period";

            (3)   "Deferred Compensation" for "Employer contributions"; and

            (4)   "Participant's Elective Account" for "account balance".

          (b)   For purposes of Section 4.6(a), by substituting:

            (1)   "Excess Contributions" for "excess amount";

            (2)   "Plan Year" for "applicable computation period";

            (3)   "Elective Contributions" for "Employer contributions"; and

            (4)   "Participant's Elective Account" for "account balance".

          (c)   For purposes of Section 4.9(a), by substituting:

            (1)   "Excess Aggregate Contributions" for "excess amounts";

            (2)   "Plan Year" for "applicable computation period";

            (3)   "voluntary Employee contributions made pursuant to Section 4.13 and any qualified non-elective contributions or elective deferrals taken into account pursuant to Section 4.7(c)" for "Employer contributions"; and

            (4)   "that portion of the Participant's account balance attributable to voluntary Employee contributions made pursuant to Section 4.13, and any qualified non-elective contributions or elective deferrals taken into account pursuant to Section 4.7(c)" for "account balance."

        In lieu of the "fractional method" described above, a "safe harbor method" may be used to calculate the allocable Income for the "gap period". Under such "safe harbor method", allocable Income for the "gap period" shall be deemed to equal ten percent (10%) of the Income allocable to "excess amounts" for the "applicable computation period" multiplied by the number of calendar months in the "gap period". For purposes of determining the number of calendar months in the "gap period", a distribution occurring on or before the fifteenth day of the month shall be treated as having been made on the last day of the preceding month and a distribution occurring after such fifteenth day shall be treated as having been made on the first day of the next subsequent month.

        Income allocable to any distribution of Excess Deferred Compensation on or before the last day of the taxable year of the Participant shall be calculated from the first day of the taxable year of the Participant to the date on which the distribution is made pursuant to either the "fractional method" or the "safe harbor method."

        The Income allocable to Excess Aggregate Contributions resulting from the recharacterization of Elective contributions shall be determined and distributed as if such recharacterized Elective Contributions had been distributed as Excess Contributions.

        Notwithstanding the above, for "applicable computation periods" which began in 1987, Income during the "gap period" shall not be taken into account.

        1.34    "Investment Manager" means an entity that (a) has the power to manage, acquire, or dispose of Plan assets and (b) acknowledges fiduciary responsibility to the Plan in writing. Such entity must be a person, firm, or corporation registered as an investment adviser under the Investment Advisers Act of 1940, a bank, or an insurance company.

        1.35    "Key Employee" means an Employee as defined in Code Section 416(i)(1) and the Regulations thereunder. For Plan Years beginning after December 31, 2001, "Key Employee" means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the "Determination Date" was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer or a 1-percent owner of the Employer having annual compensation of more than $150,000. As used in this definition, "annual compensation" means compensation within the meaning of Code Section 415(c)(3). For Plan Years beginning prior to December 31, 2001, "Key Employee" generally means any Employee or former Employee (as well as each of his Beneficiaries) is considered a Key Employee if he, at any time during the Plan Year that contains the "Determination Date" or any of the preceding four (4) Plan Years, has been included in one of the following categories:

          (a)   an officer of the Employer (as that term is defined within the meaning of the Regulations under Code Section 416) having annual "415 Compensation" greater than 50 percent of the amount in effect under Code Section 415(b)(1)(A) for any such Plan Year.

          (b)   one of the ten employees having annual "415 Compensation" from the Employer for a Plan Year greater that the dollar limitation in effect under Code Section 415(c)(1)(A) for the calendar year in which such Plan Year ends and owning (or considered as owning within the meaning of Code Section 318) both more than one-half percent interest and the largest interests in the Employer.

          (c)   a "five percent owner" of the Employer. "Five percent owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than five percent (5%) of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than five percent (5%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) shall be treated as separate employers.

          (d)   a "one percent owner" of the Employer having an annual "415 Compensation" from the Employer of more than $150,000. "One percent owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than one percent (1%) of the outstanding stock of the Employer or stock possessing more than one percent (1%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than one percent (1%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) shall be treated as separate employers. However, in determining whether an individual has "415 Compensation" of more than $150,000, "415 Compensation" from each employer required to be aggregated under Code Sections 414(b), (c), (m) and (o) shall be taken into account.

        For purposes of this Section, the determination of "415 Compensation" for Plan Years beginning before January 1, 1998 shall be made by including amounts that would otherwise be excluded from a Participant's gross income by reason of the application of Code Sections 125, 402(e)(3), 402(h)(1)(B) and, in the case of Employer contributions made pursuant to a salary reduction agreement, by including amounts that would otherwise be excluded from a Participant's gross income by reason of the application of Code Section 403(b).

        1.36    "Late Retirement Date" means the first day of the month coinciding with or next following a Participant's actual Retirement Date after having reached his Normal Retirement Date.

        1.37    "Leased Employee" means any person (other than an Employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient employer.

        1.38    "Non-Elective Contribution" means the Employer's contributions to the Plan excluding, however, contributions made pursuant to the Participant's deferral election provided for in Section 4.2, matching contributions made pursuant to Section 4.1(b), Employer NHCE Contributions made pursuant to Section 4.1(d), and any Qualified Non-Elective Contribution. Any such contributions deemed to be Employer Non-Elective Contributions shall be subject to the requirements of Sections 4.2(b) and 4.2(c), substituting "Participant's Account" for "Participant's Elective Account" wherever it appears.

        1.39    "Non-Highly Compensated Participant" means any Participant who is neither a Highly Compensated Employee nor a Family Member.

        1.40    "Non-Key Employee" means any Employee or former Employee (and his Beneficiaries) who is not a Key Employee.

        1.41    "Normal Retirement Date" means the first day of the month coinciding with or next following the Participant's Normal Retirement Age (65th birthday). A Participant shall be fully Vested in his Participant's Combined Account at all times.

        1.42    "1-Year Break in Service" means the applicable computation period during which an Employee classified by the Employer as an Hourly Employee in accordance with the Employer's normal payroll practices has not completed more than 500 Hours of Service with the Employer. Further, solely for the purpose of determining whether a Participant has incurred a 1-Year Break in Service, Hours of Service shall be recognized for "authorized leaves of absence" and "maternity and paternity leaves of absence." Years of Service and 1-Year Breaks in Service shall be measured on the same computation period.

        "Authorized leave of absence" means an unpaid, temporary cessation from active employment with the Employer pursuant to an established nondiscriminatory policy, whether occasioned by illness, military service, or any other reason.

        A "maternity or paternity leave of absence" means, for Plan Years beginning after December 31, 1984, an absence from work for any period by reason of the Employee's pregnancy, birth of the Employee's child, placement of a child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement and, for Plan Years beginning after December 31, 1993, it shall also mean an absence from work pursuant to the Family and Medical Leave Act of 1993. For this purpose, Hours of Service shall be credited for the computation period in which the absence from work begins, only if credit therefore is necessary to prevent the Employee from incurring a 1-Year Break in Service, or, in any other case, in the immediately following computation period. The Hours of Service credited for a "maternity or paternity leave of absence" shall be those which would normally have been credited but for such absence, or, in any case in which the Administrator is unable to determine such hours normally credited, eight (8) Hours of Service per day. The Total Hours of Service required to be credited for a "maternity or paternity leave of absence" shall not exceed 501.

        For purposes of determining the service credited to an Employee classified by the Employer as a Salaried Employee in accordance with its normal payroll practices, the term "1-Year Break in Service" means a period of 365 or more consecutive days beginning on an Employee's separation from service date and ending on the date the Employee is again credited with an Hour of Service. For purposes of this paragraph, "separation from service" means the earlier of the date on which the Employee quits, retires, is discharged or dies, or the first anniversary of the first date of absence for any other reason. The separation from service date of an Employee who is absent from service beyond the first anniversary of the first day of absence by reason of a maternity or paternity leave of absence is the second anniversary of the first day of such absence. The period between the first and second anniversaries of the first day of absence is neither a period of service nor a 1-Year Break in Service.

        1.43    "Participant" means any Eligible Employee who participates in the Plan as provided in Sections 3.2 and 3.3, and has not for any reason become ineligible to participate further in the Plan.

        1.44    "Participant's Account" means the account established and maintained by the Administrator for each Participant with respect to his total interest in the Plan and Trust resulting from the Employer's Non-Elective Contributions.

        1.45    "Participant's Combined Account" means the total aggregate amount of each Participant's Elective Account and Participant's Account.

        1.46    "Participant's Elective Account" means the account established and maintained by the Administrator for each Participant with respect to his total interest in the Plan and Trust resulting from the Employer's Elective Contributions. A separate accounting shall be maintained with respect to that portion of the Participant's Elective Account attributable to Elective Contributions pursuant to Section 4.2, Employer matching contributions pursuant to Section 4.1(b), Employer NHCE Contributions pursuant to Section 4.1(d), and any Employer Qualified Non-Elective Contributions.

        1.47    "Plan" means this instrument, including all amendments thereto.

        1.48    "Plan Year" means the Plan's accounting year of twelve months commencing on January 1st of each year and ending the following December 31st.

        1.49    "Qualified Non-Elective Contribution" means the Employer's contributions to the Plan that are made pursuant to Section 4.6. Such contributions shall be considered an Elective Contribution for the purposes of the Plan and used to satisfy the "Actual Deferral Percentage" tests.

        In addition, the Employer's contributions to the Plan that are made pursuant to Section 4.9(f) which are used to satisfy the "Actual Contribution Percentage" tests shall be considered Qualified Non-Elective Contributions and be subject to the provisions of Sections 4.2(b) and 4.2(c).

        1.50    "Regulation" means the Income Tax Regulations as promulgated by the Secretary of the Treasury or his delegate, and as amended from time to time.

        1.51    "Retired Participant" means a person who has been a Participant, but who has become entitled to retirement benefits under the Plan.

        1.52    "Retirement Date" means the date as of which a Participant retires whether such retirement occurs on a Participant's Normal Retirement Date or Late Retirement Date (see Section 6.1).

        1.53    "Salaried Employee" means any Employee who is classified by the Employer as a Salaried Employee in accordance with its normal payroll practices and who is paid on a periodic basis rather than as a multiple of the number of hours worked, except that the number of hours worked may be used to calculate overtime payments for non-exempt Salaried Employees.

        1.54    "Shareholder-Employee" means a Participant who owns more than five percent (5%) of the Employer's outstanding capital stock during any year in which the Employer elected to be taxed as a Small Business Corporation under the applicable Code Section.

        1.55    "Super Top Heavy Plan" means a plan described in Section 2.2(b).

        1.56    "Taxable Wage Base" means, with respect to any Plan Year, the maximum amount of earnings at the beginning of such year which may be considered wages for such year under Code Section 3121(a)(1).

        1.57    "Terminated Participant" means a person who has been a Participant, but whose employment has been terminated other than by death or retirement.

        1.58    "Top Heavy Plan" means a plan described in Section 2.2(a).

        1.59    "Top Heavy Plan Year" means a Plan Year commencing after December 31, 1983 during which the Plan is a Top Heavy Plan.

        1.60    "Top Paid Group" means the top 20 percent of Employees who performed services for the Employer during the applicable year, ranked according to the amount of "415 Compensation" (determined for this purpose in accordance with Section 1.28) received from the Employer during such year. All Affiliated Employers shall be taken into account as a single employer, and Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) shall be considered Employees unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and are not covered in any qualified plan maintained by the Employer. Employees who are non-resident aliens and who received no earned income (within the meaning of Code Section 911(d)(2) from the Employer constituting United States source income within the meaning of Code Section 861(a)(3) shall not be treated as Employees. Additionally, for the purpose of determining the number of active Employees in any year, the following additional Employees shall also be excluded; however, such Employees shall still be considered for the purpose of identifying the particular Employees in the Top Paid Group:

          (a)   Employees with less than six (6) months of Service;

          (b)   Employees who normally work less than 17 1/2 hours per week;

          (c)   Employees who normally work less than six (6) months during a year; and

          (d)   Employees who have not yet attained age 21.

        In addition, if 90 percent or more of the Employees of the Employer are covered under agreements the Secretary of Labor finds to be collective bargaining agreements between Employee representatives and the Employer, and the Plan covers only Employees who are not covered under such agreements, then Employees covered by such agreements shall be excluded from both the total number of active Employees as well as from the identification of particular Employees in the Top Paid Group.

        The foregoing exclusions set forth in this Section shall be applied on a uniform and consistent basis for all purposes for which the Code Section 414(q) definition is applicable.

        1.61    "Trustee" means each person or entity named as trustee herein or in any separate trust forming a part of this Plan, and any successors.

        1.62    "Trust Fund" means the assets of the Plan and Trust as the same shall exist from time to time. "Trust" means the Plan and Trust established pursuant to this instrument, including all amendments thereto.

        1.63    "Vested" means the nonforfeitable portion of any account maintained on behalf of a Participant.

        1.64    "Voluntary Contribution Account" means the account established and maintained by the Administrator for each Participant with respect to his total interest in the Plan resulting from the Participant's nondeductible voluntary contributions made pursuant to Section 4.12.

        Amounts recharacterized as voluntary Employee contributions pursuant to Section 4.6(a) shall remain subject to the limitations of Sections 4.2(b) and 4.2(c). Therefore, a separate accounting shall be maintained with respect to that portion of the Voluntary Contribution Account attributable to voluntary Employee contributions made pursuant to Section 4.13.

        1.65    "Year of Service" means the computation period of twelve (12) consecutive months, herein set forth, during which an Employee has at least 1000 Hours of Service. The computation period shall be the Plan Year.

        Years of Service with any Affiliated Employer shall be recognized only for the period that such entity is an Affiliated Employer and Year of Service for any period prior to such time shall not be recognized unless otherwise specifically provided herein.

        Prior to January 1, 1999, for purposes of eligibility for participation, the initial computation period shall begin with the date on which the Employee first performs an Hour of Service. The participation computation periods subsequent to the initial computation period shall be the Plan Years beginning with the first Plan Year which includes the anniversary of the date on which the Employee first performed an Hour of Service. The participation computation period beginning after 5 consecutive 1-Year Breaks in Service shall be measured from the date on which an Employee again performs an Hour of Service. For all other purposes, the computation period shall be the Plan Year.

        1.66    "Section 401(a)(17) Limitation": In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual compensation of each employee taken into account under the Plan shall not exceed the OBRA'93 annual compensation limit. The OBRA'93 annual compensation limit is $150,000 (or such other amount prescribed under Code Section 401(a)(17)), as adjusted by the Commissioner for increases in the cost of living in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA'93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

        If compensation for any prior determination period is taken into account in determining an employee's benefits accruing in the current Plan Year, the compensation for that prior determination period is subject to the OBRA'93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA'93 annual compensation limit is $150,000.

ARTICLE II
TOP HEAVY AND ADMINISTRATION

        2.1    TOP HEAVY PLAN REQUIREMENTS

        For any Top Heavy Plan Year, the Plan shall provide the special vesting requirements of Code Section 416(b) pursuant to Section 6.4 of the Plan and the special minimum allocation requirements of Code Section 416(c) pursuant to Section 4.4 of the Plan.

        2.2    DETERMINATION OF TOP HEAVY STATUS

        (a)   This Plan shall be a Top Heavy Plan for any Plan Year commencing after December 31, 1983 in which, as of the Determination Date, (1) the Present Value of Accrued Benefits of Key Employees and (2) the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds sixty percent (60%) of the Present Value of Accrued Benefits and the Aggregate Accounts of all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group.

        If any Participant is a Non-Key Employee for any Plan Year, but such Participant was a Key Employee for any prior Plan Year, such Participant's Present Value of Accrued Benefit and/or Aggregate Account balance shall not be taken into account for purposes of determining whether this Plan is a Top Heavy or Super Top Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top Heavy Group). In addition, for Plan Years beginning after December 31, 1984, if a Participant or Former Participant has not performed any services for any Employer maintaining the Plan at any time during the five year period ending on the Determination Date, any accrued benefit for such Participant or Former Participant shall not be taken into account for the purposes of determining whether this Plan is a Top Heavy or Super Top Heavy Plan. For Plan Years beginning after December 31, 2000, the accrued benefits and accounts for any Participant or former Participant who has not performed any services for any Employer maintaining the Plan during the one year period ending on the Determination Date shall not be taken into account for the purpose of determining whether this Plan is a Top Heavy or Super Top Heavy Plan.

        (b)   This Plan Shall be a Super Top Heavy Plan for any Plan Year commencing after December 31, 1983 in which, as of the Determination Date, (1) the Present Value of Accrued Benefits of Key Employees and (2) the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds ninety percent (90%) of Present Value of Accrued Benefits and the Aggregate Accounts of all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group.

        (c)   Aggregate Account: As used in this Section 2.2, a Participant's Aggregate Account as of the Determination Date is the sum of:

          (1)   his Participant's Combined Account balance as of the most recent valuation occurring within a twelve (12) month period ending on the Determination Date;

          (2)   an adjustment for any contributions due as of the Determination Date. Such adjustment shall be the amount of any contributions actually made after the valuation date but due on or before the Determination Date, except for the first Plan Year when such adjustment shall also reflect the amount of any contributions made after the Determination Date that are allocated as of a date in that first Plan Year;

          (3)   any Plan distributions made within the one-year period ending on the Determination Date; provided that in the case of a distribution from the Plan made for a reason other than separation from service, death or disability, this provision shall be applied by substituting "five-year period" for "one-year period". However, in the case of distributions made after the valuation date and prior to the Determination Date, such distributions are not included as distributions for top heavy purposes to the extent that such distributions are already included in the Participant's Aggregate Account balance as of the valuation date. Further, distributions from the Plan (including the cash value of life insurance policies) of a Participant's account balance because of death shall be treated as a distribution for the purposes of this paragraph.

          (4)   any Employee contributions, whether voluntary or mandatory. However, amounts attributable to tax deductible qualified voluntary employee contributions shall not be considered to be a part of the Participant's Aggregate Account balance.

          (5)   with respect to unrelated rollovers and plan-to-plan transfers (ones which are both initiated by the Employee and made from a plan maintained by one employer to plan maintained by another employer), if this Plan provides the rollovers or plan-to-plan transfers, it shall always consider such rollovers or plan-to-plan transfers as a distribution for the purposes of this Section. If this Plan is the plan accepting such rollovers or plan-to-plan transfers, it shall not consider such rollovers or plan-to-plan transfers accepted after December 31, 1983 as part of the Participant's Aggregate Account balance. However, rollovers or plan-to-plan transfers accepted prior to January 1, 1984 shall be considered as part of the Participant's Aggregate Account balance.

          (6)   with respect to related rollovers and plan-to-plan transfers (ones either not initiated by the Employee or made to a plan maintained by the same employer), if this Plan provides the rollover or plan-to-plan transfer, it shall not be counted as a distribution for purposes of this Section. If this Plan is the plan accepting such rollover or plan-to-plan transfer, it shall consider such rollover or plan-to-plan transfer as part of the Participant's Aggregate Account balance, irrespective of the date on which such rollover or plan-to-plan transfer is accepted.

          (7)   For the purposes of determining whether two employers are to be treated as the same employer in (5) and (6) above, all employers aggregated under Code Section 414(b), (c) (m) and (o) are treated as the same employer.

        (d)   "Aggregation Group" means either a Required Aggregation Group or a Permissive Aggregation Group as hereinafter determined.

          (1)   Required Aggregation Group: In determining a Required Aggregation Group hereunder, each plan of the Employer in which a Key Employee is a participant in the Plan Year containing the Determination Date or any of the four preceding Plan Years, and each other plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Code Sections 401(a)(4) or 410, will be required to be aggregated. Such group shall be known as a Required Aggregation Group.

  In the case of a Required Aggregation Group, each plan in the group will be considered a Top Heavy Plan if the Required Aggregation Group is a Top Heavy Group. No plan in the Required Aggregation Group will be considered a Top Heavy Plan if the Required Aggregation Group is not a Top Heavy Group.

          (2)   Permissive Aggregation Group: The Employer may also include any other plan not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Code Sections 401(a)(4) and 410. Such group shall be known as a Permissive Aggregation Group.

  In the case of a Permissive Aggregation Group, only a plan that is part of the Required Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is a Top Heavy Group. No plan in the Permissive Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is not a Top Heavy Group.

          (3)   Only those plans of the Employer in which the Determination Dates fall within the same calendar year shall be aggregated in order to determine whether such plans are Top Heavy Plans.

          (4)   An Aggregation Group shall include any terminated plan of the Employer if it was maintained within the last five (5) years ending on the Determination Date.

        (e)   "Determination Date" means (a) the last day of the preceding Plan Year, or (b) in the case of the first Plan Year, the last day of such Plan Year.

        (f)    Present Value of Accrued Benefit: In the case of a defined benefit plan, the Present Value of Accrued Benefit for a Participant other than a Key Employee, shall be as determined using the single accrual method used for all plans of the Employer and Affiliated Employers, or if no such single method exists, using a method which results in benefits accruing not more rapidly than the slowest accrual rate permitted under Code Section 411(b)(1)(C). The determination of the Present Value of Accrued Benefit shall be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the Determination Date except as provided in Code Section 416 and the Regulations thereunder for the first and second plan years of a defined benefit plan.

        (g)   "Top Heavy Group" means an Aggregation Group in which, as of the Determination Date, the sum of:

          (1)   the Present Value of Accrued Benefits of Key Employees under all defined benefit plans included in the group, and

          (2)   the Aggregate Accounts of Key Employees under all defined contribution plans included in the group, exceeds sixty percent (60%) of a similar sum determined for all Participants.

        2.3    POWERS AND RESPONSIBILITIES OF THE EMPLOYER

        (a)   The Employer shall be empowered to appoint and remove the Trustees and the Administrator from time to time as it deems necessary for the proper administration of the Plan to assure that the Plan is being operated for the exclusive benefit of the Participants and their Beneficiaries in accordance with the terms of the Plan, the Code, and the Act.

        (b)   The Employer shall establish a "funding policy and method"; i.e, it shall determine whether the Plan has a short run need for liquidity (e.g., to pay benefits) or whether liquidity is a long run goal and investment growth (and stability of same) is a more current need, or shall appoint a qualified person to do so. The Employer or its delegate shall communicate such needs and goals to the Trustees, who shall coordinate such Plan needs with its investment policy. The communication of such a "funding policy and method" shall not, however, constitute a directive to the Trustees as to investment of the Trust Funds. Such "funding policy and method" shall be consistent with the objectives of this Plan and with the requirements of Title I of the Act.

        (c)   The Employer shall periodically review the performance of any Fiduciary or other person to whom duties have been delegated or allocated by it under the provisions of this Plan or pursuant to procedures established hereunder. This requirement may be satisfied by formal periodic review by the Employer or by a qualified person specifically designated by the Employer, through day-to-day conduct and evaluation, or through other appropriate ways.

        2.4    DESIGNATION OF ADMINISTRATIVE AUTHORITY

        The Employer shall appoint one or more Administrators. Any person, including, but not limited to, the Employees of the Employer, shall be eligible to serve as an Administrator. Any person so appointed shall signify his acceptance by filing written acceptance with the Employer. An administrator may resign by delivering his written resignation to the Employer or be removed by the Employer by delivery of written notice of removal, to take effect at a date specified therein, or upon delivery to the Administrator if no date is specified.

        The Employer, upon the resignation or removal of an Administrator, shall promptly designate in writing a successor to this position. If the Employer does not appoint an Administrator, the Employer will function as the Administrator.

        2.5    ALLOCATION AND DELEGATION OF RESPONSIBILITIES

        If more than one person is appointed as Administrator, the responsibilities of each Administrator may be specified by the Employer and accepted in writing by each Administrator. In the event that no such delegation is made by the Employer, the Administrators may allocate the responsibilities among themselves, in which event the Administrators shall notify the Employer and the Trustees in writing of such action and specify the responsibilities of each Administrator. The Trustees thereafter shall accept and rely upon any documents executed by the appropriate Administrator until such time as the Employer or the Administrators file with the Trustees a written revocation of such designation.

        2.6    POWERS AND DUTIES OF THE ADMINISTRATOR

        The primary responsibility of the Administrator is to administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, subject to the specific terms of the Plan. The Administrator shall administer the Plan in accordance with its terms and shall have the power and discretion to construe the terms of the Plan and to determine all questions arising in connection with the administration, interpretation, and application of the Plan. Any such determination by the Administrator shall be conclusive and binding upon all persons. The Administrator may establish procedures, correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of the Plan; provided, however, that any procedure, discretionary act, interpretation or construction shall be done in a nondiscriminatory manner based upon uniform principles consistently applied and shall be consistent with the intent that the Plan shall continue to be deemed a qualified plan under the terms of Code Section 401(a), and shall comply with the terms of the Act and all regulations issued pursuant thereto. The Administrator shall have all powers necessary or appropriate to accomplish his duties under this Plan.

        The Administrator shall be charged with the duties of the general administration of the Plan, including, but not limited to, the following:

          (a)   the discretion to determine all questions relating to the eligibility of Employees to participate or remain a Participant hereunder and to receive benefits under the Plan;

          (b)   to compute, certify, and direct the Trustees with respect to the amount and the kind of benefits to which any Participant shall be entitled hereunder;

          (c)   to authorize and direct the Trustees with respect to all nondiscretionary or otherwise directed disbursements from the Trust;

          (d)   to maintain all necessary records for the administration of the Plan;

          (e)   to interpret the provisions of the Plan and to make and publish such rules for regulation of the Plan as are consistent with the terms hereof, subject to the final determination of the Trustees;

          (f)    to determine the size and type of any Contract to be purchased from any insurer, and to designate the insurer from which such Contract shall be purchased;

          (g)   to compute and certify to the Employer and to the Trustees from time to time the sums of money necessary or desirable to be contributed to the Plan;

          (h)   to consult with the Employer and the Trustees regarding the short and long-term liquidity needs of the Plan in order that the Trustees can exercise any investment discretion in a manner designed to accomplish specific objectives;

          (i)    to prepare and implement a procedure to notify Eligible Employees that they may elect to have a portion of their Compensation deferred or paid to them in cash;

          (j)    to assist any Participant regarding his rights, benefits, or elections available under the Plan.

        2.7    RECORDS AND REPORTS

        The Administrator shall keep a record of all actions taken and shall keep all other books of account, records, and other data that may be necessary for proper administration of the Plan and shall be responsible for supplying all information and reports to the Internal Revenue Service, Department of Labor, Participants, Beneficiaries and others as required by law.

        2.8    APPOINTMENT OF ADVISERS

        The Administrator, or the Trustees with the consent of the Administrator, may appoint counsel, specialists, advisers, actuaries, and other persons as the Administrator or the Trustees deems necessary or desirable in connection with the administration of this Plan.

        2.9    INFORMATION FROM EMPLOYER

        To enable the Administrator to perform his functions, the Employer shall supply full and timely information to the Administrator on all matters relating to the Compensation of all Participants, their Hours of Service, their Years of Service, their retirement, death, disability, or termination of employment, and such other pertinent facts as the Administrator may require; and the Administrator shall advise the Trustees of such of the foregoing facts as may be pertinent to the Trustees' duties under the Plan. The Administrator may rely upon such information as is supplied by the Employer and shall have no duty or responsibility to verify such information.

        2.10    PAYMENT OF EXPENSES

        All expenses of administration may be paid out of the Trust Fund unless paid by the Employer. Such expenses shall include any expenses incident to the functioning of the Administrator, including, but not limited to, fees of accountants, counsel, and other specialists and their agents, and other costs of administering the Plan. Until paid, the expenses shall constitute a liability of the Trust Fund. However, the Employer may reimburse the Trust Fund for any administration expense incurred. Any administration expense paid to the Trust Fund as a reimbursement shall not be considered an Employer contribution.

        2.11    MAJORITY ACTIONS

        Except where there has been an allocation and delegation of administrative authority pursuant to Section 2.5, if there shall be more than one Administrator, they shall act by a majority of their number, but may authorize one or more of them to sign all papers on their behalf.

        2.12    CLAIMS PROCEDURE

        Claims for benefits under the Plan may be filed with the Administrator on forms supplied by the Employer. Written notice of the disposition of a claim shall be furnished to the claimant within 90 days after the application is filed. In the event the claim is denied, the reasons for the denial shall be specifically set forth in the notice in language calculated to be understood by the claimant, pertinent provisions of the Plan shall be cited, and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided. In addition, the claimant shall be furnished with an explanation of the Plan's claims review procedure. There may be times when this 90-day period may be extended due to special circumstances, provided the delay and the special circumstances occasioning it are communicated to the claimant in writing within the 90-day period.

        2.13    CLAIMS REVIEW PROCEDURE

        Any Employee, former Employee, or Beneficiary of either, who has been denied a benefit by a decision of the Administrator pursuant to Section 2.12 shall be entitled to request the Administrator to give further consideration to his claim by filing with the Administrator (on a form which may be obtained from the Administrator) a request for a hearing. Such request, together with a written statement of the reasons why the claimant believes his claim should be allowed, shall be filed with the Administrator no later than 60 days after receipt of the written notification provided for in Section 2.12. The Administrator shall then conduct a hearing within the next 60 days, at which the claimant may be represented by an attorney or any other representative of his choosing and at which the claimant shall have an opportunity to submit written and oral evidence and arguments in support of his claim. At the hearing (or prior thereto upon 5 business days written notice to the Administrator) the claimant or his representative shall have an opportunity to review all documents in the possession of the Administrator which are pertinent to the claim at issue and its disallowance. Either the claimant or the Administrator may cause a court reporter to attend the hearing and record the proceedings. In such event, a complete written transcript of the proceedings shall be furnished to both parties by the court reporter. The full expense of any such court reporter and such transcripts shall be borne by the party causing the court reporter to attend the hearing. A final decision as to the allowance of the claim shall be made by the Administrator within 60 days of receipt of the appeal (unless there has been an extension of 60 days due to special circumstances, provided the delay and the special circumstances occasioning it are communicated to the claimant within the 60-day period). Such communication shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based. The decision of the Administrator shall be made in its sole discretion based on the Plan documents and is final and binding.

ARTICLE III
ELIGIBILITY

        3.1    CONDITIONS OF ELIGIBILITY

        (a)   Effective January 1, 1999, any Eligible Employee who is employed on or prior to the last day of the previous Plan Year (including December 31, 1998) shall be eligible to participate hereunder as of the first day of the Plan Year (or, if the Eligible Employee is not employed on the first day of the Plan Year, as of the date of rehire). Notwithstanding the foregoing, any Eligible Employee who was a Participant in the Plan immediately prior to the effective date of this amendment and restatement shall continue to participate in the Plan on the effective date. Notwithstanding the foregoing, any Eligible Employee who was a Participant in the Plan on September 29, 2000, shall continue to participate in the Plan as long as he or she remains an Eligible Employee.

        (b)   Prior to January 1, 1999, the following provisions were effective: Any Eligible Employee classified by the Employer as a Salaried Employee in accordance with its normal payroll practices and who has completed six (6) Months of Service as described below and any Eligible Employee classified by the Employer as an Hourly Employee in accordance with its normal payroll practices and who has completed one (1) Year of Service shall be eligible to participate hereunder as of the date he has satisfied such requirements. Notwithstanding the foregoing, any Eligible Employee who was a Participant in the Plan immediately prior to the effective date of this amendment and restatement shall continue to participate in the Plan on the effective date.

        For purposes of this Section 3.1, an Eligible Employee classified by the Employer as a Salaried Employee in accordance with its normal payroll practices will be deemed to have completed six (6) Months of Service if he is in the employ of the Employer at any time six (6) months after his employment commencement date. Employment commencement date shall be the first day that he is entitled to be credited with an Hour of Service for the performance of duty.

        In the case of the reclassification of a Participant from an Hourly Employee to a Salaried Employee or a Salaried Employee to an Hourly Employee, such Participant shall continue to be a Participant under the Plan.

        In the case of the reclassification of an Eligible Employee who is not yet a Participant, the following rules shall apply:

            (i)  An Hourly Employee who is reclassified as a Salaried Employee shall receive credit for purposes of eligibility hereunder consisting of:

            (A)  the number of years equal to his Years of Service prior to the "computation period" in which such reclassification occurs and

            (B)  the greater of (1) the period of service for which he would have been credited had he been a Salaried Employee for the entire "computation period" in which his reclassification occurs or (2) the service taken into account as an Hourly Employee as of the date of reclassification.

           (ii)  A Salaried Employee who is reclassified as an Hourly Employee shall receive credit for purposes of eligibility hereunder consisting of:

            (A)  the number of Years of Service equal to the number of one year periods of service credited to the Eligible Employee as of the date of reclassification; and

            (B)  credit, in the "computation period" which includes the date of reclassification, for the number of Hours of Service defined under Section

    1.30 for which he would have been credited had he been an Hourly Employee during such "computation period".

        For purposes of this Section 3.1, the "computation period" shall be the participation computation period described in Section 1.65.

        3.2    APPLICATION FOR PARTICIPATION

        In order to become a Participant hereunder, each Eligible Employee shall make application to the Employer for participation in the Plan and agree to the terms hereof. Upon the acceptance of any benefits under this Plan, such Employee shall automatically be deemed to have made application and shall be bound by the terms and conditions of the Plan and all amendments hereto.

        3.3    EFFECTIVE DATE OF PARTICIPATION

        (a)   Effective January 1, 1999, an Eligible Employee shall become a Participant effective as of the first day of the Plan Year immediately following the date on which such Employee meets the eligibility requirements of Section 3.1, provided said Employee is still employed as of such date.

        (b)   An Eligible Employee who, at any time, has been eligible to be a Participant and who terminates employment or ceases to be an Eligible Employee and is later reemployed by the Employer on or after January 1, 1999, or again becomes an Eligible Employee on or after January 1, 1999, as the case may be, shall immediately become a Participant effective upon reemployment or reclassification.

        (c)   An ineligible Employee who would otherwise be an Eligible Employee except for his classification and who becomes classified as an Eligible Employee on or after January 1, 1999 shall immediately become a Participant effective upon such reclassification.

        (d)   Prior to January 1, 1999, the following provisions were effective:

            (i)  An Eligible Employee classified by the Employer as a Salaried Employee in accordance with its normal payroll practices shall become a Participant effective as of the first day of the Plan Year immediately following the date on which such Employee meets the eligibility requirements of Section 3.1, provided said Employee is still employed as of such date. Any Eligible Employee who is classified by the Employer as an Hourly Employee in accordance with its normal payroll practices shall become a Participant effective as of the earlier of the first day of the Plan Year or the first day of the seventh month of such Plan Year coincident with or immediately following the date on which such Employee meets the eligibility requirements of Section 3.1, provided said Employee is still employed as of such date.

           (ii)  An Eligible Employee who, at any time, has been eligible to be a Participant and who terminates employment or ceases to be an Eligible Employee and is later reemployed by the Employer or again becomes an Eligible Employee, as the case may be, shall immediately be eligible to become a Participant upon reemployment or reclassification, unless the number of consecutive 1-Year Breaks in Service the Eligible Employee incurs exceeds the greater of (i) five or (ii) the aggregate number of periods of service or Years of Service, as applicable, credited to such Eligible Employee prior to such break in service. If an Eligible Employee incurs the number of consecutive 1-Year Breaks in Service described in the previous sentence, such Eligible Employee must again satisfy the requirements of Section 3.1 to become a Participant.

          (iii)  If an Eligible Employee classified as a Salaried Employee in accordance with the Employer's normal payroll practices who, at any time, has not been eligible to be a Participant, incurs a 1-Year Break in Service but does not incur five consecutive 1-Year Breaks in Service, any periods of service credited to the Eligible Employee shall be aggregated for purposes of satisfying the eligibility requirements of Section 3.1.

          (iv)  The participation computation period for Eligible Employees classified as Hourly Employees in accordance with the Employer's normal payroll practices shall be measured in accordance with Section 1.65 hereof.

        3.4    DETERMINATION OF ELIGIBILITY

        The Administrator shall determine the eligibility of each Employee for participation in the Plan based upon information furnished by the Employer. Such determination shall be conclusive and binding upon all persons, as long as the same is made pursuant to the Plan and the Act. Such determination shall be subject to review per Section 2.13.

        3.5    TERMINATION OF ELIGIBILITY

        (a)   In the event a Participant shall go from a classification of an Eligible Employee to an ineligible Employee, his interest in the Plan shall continue to share in the earnings of the Trust Fund, until such time as his Aggregate Account shall be distributed pursuant to the terms of the Plan.

        (b)   In the event a Participant is no longer a member of an eligible class of Employees and becomes ineligible to participate, such Employee will participate immediately upon returning to an eligible class of Employees.

            (i)  Prior to January 1, 1999, the following was effective: In the event a Participant is no longer a member of an eligible class of Employees and becomes ineligible to participate but has not incurred a 1-Year Break in Service, such Employee will participate immediately upon returning to an eligible class of Employees. If such Participant incurs a 1-Year Break in Service, eligibility will be determined under the break in service rules of the Plan.

        (c)   In the event an Employee who is not a member of an eligible class of Employees becomes a member of an eligible class, such Employee will participate immediately if such Employee has satisfied the minimum age and service requirements and would have otherwise previously become a Participant.

        3.6    OMISSION OF ELIGIBLE EMPLOYEE

        If, in any Plan Year, any Employee who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by his Employer for the year has been made, the Employer shall make a subsequent contribution with respect to the omitted Employee in the amount which the said Employer would have contributed with respect to him had he not been omitted. Such contribution shall be made regardless of whether or not it is deductible in whole or in part in any taxable year under applicable provisions of the Code.

        3.7    INCLUSION OF INELIGIBLE EMPLOYEE

        If, in any Plan Year, any person who should not have been included as a Participant in the Plan is erroneously included and discovery of such incorrect inclusion is not made until after a contribution for the year has been made, the Employer shall not be entitled to recover the contribution made with respect to the ineligible person regardless of whether or not a deduction is allowable with respect to such contribution.

        In such event, the amount contributed with respect to the ineligible person shall constitute a Forfeiture (except for Deferred Compensation which shall be distributed to the ineligible person) for the Plan Year in which the discovery is made.

        3.8    QUALIFIED MILITARY SERVICE PROVISIONS

        Notwithstanding any provision of this Plan to the contrary, effective as of December 12, 1994, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).

ARTICLE IV
CONTRIBUTION AND ALLOCATION

        4.1    FORMULA FOR DETERMINING EMPLOYER'S CONTRIBUTION

        For each Plan Year, the Employer shall contribute to the Plan:

          (a)   The amount of the total salary reduction elections of all Participants made pursuant to Section 4.2(a), which amount shall be deemed an Employer's Elective Contribution.

          (b)   On behalf of each Participant who is eligible to share in matching contributions for the Plan Year, as set forth in Section 4.4, a discretionary matching contribution equal to a percentage of each such Participant's Deferred Compensation, the exact percentage to be determined each year by the Employer, which amount shall be deemed an Employer's Elective Contribution. Except, however, in applying the matching percentage specified above, only salary reductions up to $500 shall be considered.

          Notwithstanding anything contained herein to the contrary, for each Plan Year beginning after December 31, 1997, the Employer's discretionary matching contribution for each eligible Participant shall be limited to the lesser of: (1) $500 or (2) a maximum percentage of such Participant's Compensation for such Plan Year, to be determined prior to the commencement of each Plan Year by the Employer in its sole discretion.

          (c)   A discretionary amount, which amount shall be deemed an Employer's Non-Elective Contribution for allocation as a "Base Contribution" or an "Excess Contribution".

          (d)   For Plan Years beginning on or after January 1, 1994, on behalf of each Non-Highly Compensated Participant who is eligible to share in the Employer's NHCE Contribution for the Plan Year pursuant to Section 4.4(b)(4), a discretionary amount which amount shall be referred to as an "Employer's NHCE Contribution" and which shall be deemed an Employer's Elective Contribution.

          (e)   Notwithstanding the foregoing, however, the Employer's contributions for any Plan Year shall not exceed the maximum amount allowable as a deduction to the Employer under the provisions of Code Section 404. All contributions by the Employer shall be made in cash.

          (f)    Except, however, to the extent necessary to provide the top heavy minimum allocations, the Employer shall make a contribution even if it exceeds the amount which is deductible under Code Section 404.

        4.2    PARTICIPANT'S SALARY REDUCTION ELECTION

        (a)   Each Participant may elect to defer a portion of his Compensation which would have been received in the Plan Year (except for the deferral election) by up to the maximum amount which will not cause the Plan to violate the provisions of Sections 4.5(a) and 4.9, or cause the Plan to exceed the maximum amount allowable as a deduction to the Employer under Code Section 404. A deferral election (or modification of an earlier election) may not be made with respect to Compensation which is currently available on or before the date the Participant executed such election.

        The amount by which Compensation is reduced shall be that Participant's Deferred Compensation and be treated as an Employer Elective Contribution and allocated to that Participant's Elective Account.

        Notwithstanding the foregoing, if a Participant terminates employment during a pay period, no salary deferrals will be allocated to the Participant's Elective Account with respect to "Compensation" paid during such final pay period.

        (b)   The balance in each Participant's Elective Account shall be fully Vested at all times and shall not be subject to Forfeiture for any reason.

        (c)   Amounts held in the Participant's Elective Account may not be distributable earlier than:

          (1)   a Participant's termination of employment or death;

          (2)   a Participant's attainment of age 59 1/2;

          (3)   the termination of the Plan without the existence at the time of Plan termination of another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)) or the establishment of a successor defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)) by the Employer or an Affiliated Employer within the period ending twelve months after distribution of all assets from the Plan maintained by the Employer;

          (4)   the date of disposition by the Employer to an entity that is not an Affiliated Employer of substantially all of the assets (within the meaning of Code Section 409(d)(2) used in a trade or business of such corporation if such corporation continues to maintain this Plan after the disposition with respect to a Participant who continues employment with the corporation acquiring such assets; or

          (5)   the date of disposition by the Employer or an Affiliated Employer who maintains the Plan of its interest in a subsidiary (within the meaning of Code Section 409(d)(3)) to an entity which is not an Affiliated Employer but only with respect to a Participant who continues employment with such subsidiary.

        (d)   In any Plan Year a Participant's Deferred Compensation made under this Plan and all other plans, contracts or arrangements of the Employer maintaining this Plan shall not exceed, during any taxable year, the limitation imposed by Code Section 402(g), as in effect at the beginning of such taxable year. This dollar limitation shall be adjusted annually pursuant to the method provided in Code Section 415(d) in accordance with Regulations.

        (e)   In the event a Participant has received a hardship distribution pursuant to Regulation 1.401(k)-1(d)(2)(iii)(B) from any other plan maintained by the Employer, then such Participant shall not be permitted to elect to have Deferred Compensation contributed to the Plan on his behalf for a period of twelve (12) months following the receipt of the distribution. Furthermore, the dollar limitation under Code Section 402(g) shall be reduced, with respect to the Participant's taxable year following the taxable year in which the hardship distribution was made, by the amount of such Participant's Deferred Compensation, if any, pursuant to this Plan (and any other plan maintained by the Employer) for the taxable year of the hardship distribution.

        (f)    If a Participant's Deferred Compensation under this Plan together with any elective deferrals (as defined in Regulation 1.402(g)-1(b)) under another qualified cash or deferred arrangement (as defined in Code Section 401(k)), a simplified employee pension (as defined in Code Section 408(k)), a salary reduction arrangement (within the meaning of Code Section 3121(a)(5)(D)), a deferred compensation plan under Code Section 457, or a trust described in Code Section 501(c)(18) cumulatively exceed the limitation imposed by Code Section 402(g) (as adjusted annually in accordance with the method provided in Code Section 415(d) pursuant to Regulations) for such Participant's taxable year, the Participant may, not later than March 1 following the close of his taxable year, notify the Administrator in writing of such excess and request that his Deferred Compensation under this Plan be reduced by an amount specified by the Participant. In such event, the Administrator may direct the Trustees to distribute such excess amount (and any Income allocable to such excess amount) to the Participant not later than the first April 15th following the close of the Participant's taxable year. If a Participant's Deferred Compensation made under this Plan for such Participant's taxable year exceeds the limitations imposed by Code Section 402(g), then such excess will automatically be distributed to the Participant not later than the first April 15th following the close of the Participant's taxable year. Any distribution of less than the entire amount of Excess Deferred Compensation and Income shall be treated as a pro rata distribution of Excess Deferred Compensation and Income. The amount distributed shall not exceed the Participant's Deferred Compensation under the Plan for the taxable year. Any distribution on or before the last day of the Participant's taxable year must satisfy each of the following conditions:

          (1)   the Participant shall designate the distribution as Excess Deferred Compensation;

          (2)   the distribution must be made after the date on which the Plan received the Excess Deferred Compensation; and

          (3)   the Plan must designate the distribution as a distribution of Excess Deferred Compensation.

        (g)   Notwithstanding Section 4.2(f) above, a Participant's Excess Deferred Compensation shall be reduced, but not below zero, by any distribution and/or recharacterization of Excess Contributions pursuant to Section 4.6(a) for the Plan Year beginning with or within the taxable year of the Participant.

        (h)   At Normal Retirement Date, or such other date when the Participant shall be entitled to receive benefits, the fair market value of the Participant's Elective Account shall be used to provide additional benefits to the Participant or his Beneficiary.

        (i)    All amounts allocated to a Participant's Elective Account shall be treated as a Directed Investment Account pursuant to Section 4.14.

        (j)    Employer Elective Contributions made pursuant to this Section may be segregated into a separate account for each Participant in a federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate, or other short-term debt security acceptable to the Trustees until such time as the allocations pursuant to Section 4.4 have been made.

        (k)   The Employer and the Administrator shall implement the salary reduction elections provided for herein in accordance with the following:

          (1)   A Participant may commence making elective deferrals to the Plan only after first satisfying the eligibility and participation requirements specified in Article III. However, the Participant must make his initial salary deferral election within a reasonable time, not to exceed thirty (30) days, after entering the Plan pursuant to Section 3.3. If the Participant fails to make an initial salary deferral election within such time, then such Participant may thereafter make an election in accordance with the rules governing modifications. The Participant shall make such an election by entering into a written salary reduction agreement with the Employer and filing such agreement with the Administrator. Such election shall initially be effective beginning with the pay period following the acceptance of the salary reduction agreement by the Administrator, shall not have retroactive effect and shall remain in force until revoked.

          (2)   A Participant may modify a prior election during the Plan Year and concurrently make a new election by filing a written notice with the Administrator within a reasonable time before the pay period for which such modification is to be effective. However, modification to a salary deferral election shall only be permitted six (6) times in any Plan Year, or at such other times as the Plan Administrator may prescribe in its sole discretion. Any modification shall not have retroactive effect and shall remain in force until revoked.

          (3)   A Participant may elect to prospectively revoke his salary reduction agreement in its entirety at any time during the Plan Year by providing the Administrator with thirty (30) days written notice of such revocation (or upon such shorter notice period as may be acceptable to the Administrator). Such revocation shall become effective as of the beginning of the first pay period coincident with or next following the expiration of the notice period. Furthermore, the termination of the Participant's employment, or the cessation of participation for any reason, shall be deemed to revoke any salary reduction agreement then in effect, effective immediately. If such termination is effective during a Participant's pay period, no salary deferrals will be allocated to the Participant's Elective Account with respect to "Compensation" paid during such pay period. Notwithstanding the foregoing, if a Participant becomes an Employee of Alliance Capital Management L.P. in connection with the acquisition of the assets of Sanford C. Bernstein & Co., Inc. and Bernstein Technologies Inc. by Alliance Capital Management L.P., such Employee's salary reduction agreement shall continue in full force and effect unless such Employee elects to change his salary reduction agreement.

        4.3    TIME OF PAYMENT OF EMPLOYER'S CONTRIBUTION

        The Employer shall generally pay to the Trustees its contribution to the Plan for each Plan Year within the time prescribed by law, including extensions of time, for the filing of the Employer's federal income tax return for the Fiscal Year.

        However, Employer Elective Contributions accumulated through payroll deductions shall be paid to the Trustees as of the earliest date on which such contributions can reasonably be segregated from the Employer's general assets, but in any event within the time period specified by law: generally, no later than the 15th business day of the month following the month in which such amounts would otherwise have been payable to the Participant in cash. The provisions of Department of Labor regulations 2510.3-102 are incorporated herein by reference. Furthermore, any additional Employer contributions which are allocable to the Participant's

Elective Account for a Plan Year shall be paid to the Plan no later than the twelve-month period immediately following the close of such Plan Year.

        4.4    ALLOCATION OF CONTRIBUTION AND EARNINGS

        (a)   The Administrator shall establish and maintain an account in the name of each Participant to which the Administrator shall credit as of each Anniversary Date all amounts allocated to each such Participant as set forth herein.

        (b)   The Employer shall provide the Administrator with all information required by the Administrator to make a proper allocation of the Employer's contributions for each Plan Year. Within a reasonable period of time after the date of receipt by the Administrator of such information, the Administrator shall allocate such contribution as follows:

          (1)   With respect to the Employer's Elective Contribution made pursuant to Section 4.1(a), to each Participant's Elective Account in an amount equal to each such Participant's Deferred Compensation for the year.

          (2)   With respect to the Employer's Elective Contribution made pursuant to Section 4.1(b), to each Participant who is not paid commissions and whose annualized rate of compensation, excluding overtime, bonuses and commissions, as of the first day of the Plan Year (or if not employed by the Employer on the first day of the Plan Year, as of the Participant's earliest date of rehire during the Plan Year) is less than $50,000, and effective for Plan Years beginning on or after January 1, 1999, who is employed by an Employer on the last day of the Plan Year, an allocation to the Participant's Elective Account in accordance with Section 4.1(b).

          (3)   With respect to the Employer's Non-Elective Contribution made pursuant to Section 4.1(c), in the following manner:

              (i)  For each Plan Year, 5.7% of the sum of each eligible Participant's total Compensation plus Excess Compensation shall be allocated to each eligible Participant's Account. If the Employer does not contribute such amount for all eligible Participants, each eligible Participant will be allocated a share of the contribution in the same proportion that his total Compensation plus his total Excess Compensation for the Plan Year bears to the total Compensation plus the total Excess Compensation of all eligible Participants for that Plan Year.

             (ii)  The balance of the Employer's Non-Elective Contribution over the amount allocated in 4.4(b)(3)(i) above, if any, shall be allocated to each eligible Participant's Account in the same proportion that his total Compensation for the Plan Year bears to the total Compensation of all eligible Participants for such year.

  The allocation of the Employer's Non-Elective Contribution to any Participant Account shall be limited to $6,000 in each Plan Year. For each Plan Year, only Participants who are actively employed by an Employer on the last day of the Plan Year and who have completed a Year of Service during the Plan Year shall be eligible to share in the Employer's Non-Elective Contribution. For each Plan Year, Participants who are Highly Compensated Employees and who are also shareholders of Sanford C. Bernstein Inc. shall not be eligible to share in the Employer's Non-Elective Contribution. Effective January 1, 1999, any Eligible Employee described in Section 3.3(b) and (c) shall have all Hours of Service, that are credited within the Plan Year for which the Employer's Non-Elective Contribution will be made, aggregated to determine a Year of Service.

          (4)   With respect to the Employer's Elective Contribution made pursuant to Section 4.1(d), to each Participant who for the Plan Year: (i) is a Non-Highly Compensated Employee whose Compensation is less than $100,000, (ii) has attained age fifty (50) as of the end of the Plan Year, (iii) for Plan Years beginning on or after January 1, 1997, has completed at least ten (10) "years of employment" as of the end of the Plan Year (where a Participant shall be credited with a "year of employment" for each calendar year in which such Participant completes an Hour of Service with the Employer), and (iv) is employed with the Employer as an Eligible Employee as of the end of the Plan Year, an allocation to the Participant's Elective Account as follows:

  Such contribution shall be allocated as an equal dollar amount to each Participant who satisfies all of the eligibility requirements in Section 4.4(b)(4) above, except that the allocation to any Participant shall not exceed the difference between: (1) the sum of all Employer and Employee Contributions made on behalf of such Participant other than the Employer NHCE Contribution; and (2) the maximum allowable Contribution under Code Section 415.

    For Plan Years beginning prior to January 1, 1997, Section 4.4(b)(4)(iii) above shall read: "has completed at least 120 'months of employment' as of the end of the Plan Year (where a Participant shall be credited with a 'month of employment' for each month in which such Participant completes an Hour of Service with the Employer), and"

        (c)   For any Top Heavy Plan Year, Non-Key Employees not otherwise eligible to share in the allocation of contributions as provided above, shall receive the minimum allocation provided for in Section 4.4(f), if eligible, pursuant to the provisions of Section 4.4(h).

        (d)   Participants who are not actively employed on the last day of the Plan Year, who have not completed a Year of Service during the Plan Year or who are shareholders of Sanford C. Bernstein Inc. shall share in the allocation of contributions for that Plan Year only if otherwise eligible in accordance with this Section.

        (e)   All amounts allocated to the Participant's Account shall be treated as a Directed Investment Account pursuant to Section 4.14. As of each Anniversary Date or other valuation date, before allocation of contributions, any earnings or losses (net appreciation or net depreciation) shall be allocated in accordance with Section 4.14.

        Participants' transfers from other qualified plans and voluntary contributions deposited in the general Trust Fund after a valuation date shall not share in any earnings and losses (net appreciation or net depreciation) of the Trust Fund for such period.

        Each segregated account maintained on behalf of a Participant shall be credited or charged with its separate earnings and losses.

        (f)    Minimum Allocations Required for Top Heavy Plan Year: Notwithstanding the foregoing, for any Top Heavy Plan Year, the sum of the Employer's contributions allocated to the Participant's Combined Account of each Non-Key Employee shall be equal to at least three percent (3%) of such Non-Key Employee's "415 Compensation" (reduced by contributions and forfeitures, if any, allocated to each Non-Key Employee in any defined contribution plan included with this Plan in a Required Aggregation Group). However, if (i) the sum of the Employer's contributions allocated to the Participant's Combined Account of each Key Employee for such Top Heavy Plan Year is less than three percent (3%) of each Key Employee's "415 Compensation" and (ii) this Plan is not required to be included in an Aggregation Group to enable a defined benefit plan to meet the requirements of Code Section 401(a)(4) or 410, the sum of the Employer's contributions allocated to the Participant's Combined Account of each Non-Key Employee shall be equal to the largest percentage allocated to the Participant's Combined Account of any Key Employee. However, in determining whether a Non-Key Employee has received the required minimum allocation, such Non-Key Employee's Deferred Compensation and matching contributions needed to satisfy the "Actual Deferral Percentage" tests pursuant to Section 4.5(a) or the "Actual Contribution Percentage" test of

Section 4.7(a) shall not be taken into account. For Plan Years beginning after December 31, 2001, however, matching contributions shall be taken into account for purposes of satisfying the requirements of code section 416(c)(2). Matching contributions used to satisfy these requirements shall be treated as matching contributions for the purposes of the "Actual Contribution Percentage" of Section 4.7(a).

        However, no such minimum allocation shall be required in this Plan for any    Non-Key Employee who participates in another defined contribution plan subject to Code Section 412 providing such benefits are included with this Plan in a Required Aggregation Group.

        (g)   For purposes of the minimum allocations set forth above, the percentage allocated to the Participant's Combined Account of any Key Employee shall be equal to the ratio of the sum of the Employer's contributions allocated on behalf of such Key Employee divided by the "415 Compensation" for such Key Employee.

        (h)   For any Top Heavy Plan Year, the minimum allocations set forth above shall be allocated to the Participant's Combined Account of all Non-Key Employees who are Participants and who are employed by the Employer on the last day of the Plan Year, including Non-Key Employees who have (1) failed to complete a Year of Service; and (2) declined to make mandatory contributions (if required) or, in the case of a cash or deferred arrangement, elective contributions to the Plan.

        (i)    For the purposes of this Section, "415 Compensation" shall be limited to the amount as set forth in Section 1.66.

        (j)    Notwithstanding anything herein to the contrary, Participants who terminated employment for any reason during the Plan Year shall share in the salary reduction contributions made by the Employer for the year of termination without regard to the Hours of Service credited.

        (k)   Notwithstanding anything to the contrary, if this is a Plan that would otherwise fail to meet the requirements of Code Sections 401(a)(26), 410(b)(1) or 410(b)(2)(A)(i) and the Regulations thereunder because Employer contributions have not been allocated to a sufficient number or percentage of Participants for a Plan Year, then the following rules shall apply:

          (1)   The group of Participants eligible to share in the Employer's contribution for the Plan Year shall be expanded to include the minimum number of Non-Highly Compensated Participants who would not otherwise be eligible, as are necessary to satisfy the applicable test specified above. The specific Non-Highly Compensated Participants who shall become eligible under the terms of this paragraph shall be those who are actively employed on the last day of the Plan Year and who, when compared to similarly situated Non-Highly Compensated Participants, have earned the lowest non-zero Compensation during the Plan Year.

          (2)   If, after application of paragraph (1) above, the applicable test is still not satisfied, then the group of Participants eligible to share in the Employer's contribution for the Plan Year shall be further expanded to include the minimum number of Non-Highly Compensated Participants who are not actively employed on the last day of the Plan Year as are necessary to satisfy the applicable test. The specific Non-Highly Compensated Participants who shall become eligible under the terms of this paragraph shall be those Non-Highly Compensated Participants who, when compared to similarly situated Non-Highly Compensated Participants, have earned the lowest non-zero Compensation during the Plan Year.

          (3)   If, after application of paragraphs (1) and (2) above, the applicable test is still not satisfied, then the group of Participants eligible to share in the Employer's contribution for the Plan Year shall be further expanded to include the minimum number of Highly Compensated Participants who would not otherwise be eligible, as are necessary to satisfy the applicable test specified above. The specific Highly Compensated Participants who shall become eligible under the terms of this paragraph shall be those who are actively employed on the last day of the Plan Year and who, when compared to similarly situated Highly Compensated Participants, have earned the lowest non-zero Compensation during the Plan Year.

          (4)   If, after application of paragraphs (1), (2) and (3) above, the applicable test is still not satisfied, then the group of Participants eligible to share in the Employer's contribution for the Plan Year shall be further expanded to include the minimum number of Highly Compensated Participants who are not actively employed on the last day of the Plan Year as are necessary to satisfy the applicable test. The specific Highly Compensated Participants who shall become eligible to share shall be those Highly Compensated Participants who, when compared to similarly situated Highly Compensated Participants, have earned the lowest non-zero Compensation during the Plan Year.

          (5)   Nothing in this Section shall permit the reduction of a Participant's accrued benefit. Therefore, any amounts that have previously been allocated to Participants may not be reallocated to satisfy these requirements. In such event, the Employer shall make an additional contribution equal to the amount such affected Participants would have received had they been included in the allocations, even if it exceeds the amount which would be deductible under Code Section 404. Any adjustment to the allocations pursuant to this paragraph shall be considered a retroactive amendment adopted by the last day of the Plan Year.

        4.5    ACTUAL DEFERRAL PERCENTAGE TESTS

        (a)   Maximum Annual Allocation: For each Plan Year beginning after December 31, 1986, the annual allocation derived from Employer Elective Contributions to a Participant's Elective Account shall satisfy one of the following tests:

          (1)   The "Actual Deferral Percentage" for the Highly Compensated Participant group shall not be more than the "Actual Deferral Percentage" of the Non-Highly Compensated Participant group multiplied by 1.25, or

          (2)   The excess of the "Actual Deferral Percentage" for the Highly Compensated Participant group over the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group shall not be more than two percentage points. Additionally, the "Actual Deferral Percentage" for the Highly Compensated Participant group shall not exceed the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group multiplied by 2. The provisions of Code Section 401(k)(3) and Regulation 1.401(k)-1(b) are incorporated herein by reference.

  However, for Plan Years beginning after December 31, 1988, in order to prevent the multiple use of the alternative method described in (2) above and in Code Section 401(m)(9)(A), any Highly Compensated Participant eligible to make elective deferrals pursuant to Section 4.2 and to make Employee contributions or to receive matching contributions under this Plan or under any other plan maintained by the Employer or an Affiliated Employer shall have his actual contribution ratio reduced pursuant to Regulation 1.401(m)-2, the provisions of which are incorporated herein by reference.

        (b)   For the purposes of this Section "Actual Deferral Percentage" means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group for a Plan Year, the average of the ratios, calculated separately for each

Participant in such group, of the amount of Employer Elective Contributions allocated to each Participant's Elective Account for such Plan Year, to such Participant's "414(s) Compensation" for such Plan Year. The actual deferral ratio for each Participant and the "Actual Deferral Percentage" for each group shall be calculated to the nearest one-hundredth of one percent for Plan Years beginning after December 31, 1988.

        Notwithstanding the foregoing, the Employer elects under Code Section 401(k)(3)(A), that Subsections (a) and (b) be applied by using the Actual Deferral Percentage for the Non-Highly Compensated Participant group for the current Plan Year rather than the preceding Plan Year.

        (c)   Employer Elective Contributions allocated to each Non-Highly Compensated Participant's Elective Account shall be reduced by Excess Deferred Compensation to the extent such excess amounts are made under this Plan or any other plan maintained by the Employer.

        (d)   For the purposes of Sections 4.5(a) and 4.6, a Highly Compensated Participant and a Non-Highly Compensated Participant shall include any Employee eligible to make a deferral election pursuant to Section 4.2, whether or not such deferral election was made or suspended pursuant to Section 4.2.

        (e)   For the purposes of this Section and Code Sections 401(a)(4), 410(b) and 401(k), if two or more plans which include cash or deferred arrangements are considered one plan for the purposes of Code Section 401(a)(4) or 410(b) (other than Code Section 410(b)(2)(a)(ii) as in effect for Plan Years beginning after December 31, 1988), the cash or deferred arrangements included in such plans shall be treated as one arrangement.

        In addition, two or more cash or deferred arrangements may be considered as a single arrangement for purposes of determining whether or not such arrangements satisfy Code Sections 401(a)(4), 410(b) and 401 (k). In such a case, the cash or deferred arrangements included in such plans and the plans including such arrangements shall be treated as one arrangement and as one plan for purposes of this Section and Code Sections 401(a)(4), 410(b) and 401(k). For Plan Years beginning after December 31, 1989, plans may be aggregated under this paragraph (e) only if they have the same plan year.

        Notwithstanding the above, an employee stock ownership plan described in Code Section 4975(e)(7) may not be combined with this Plan for purposes of determining whether the employee stock ownership plan or this Plan satisfies this Section and Code Sections 401(a)(4), 410(b) and 401(k).

        (f)    For the purposes of this Section, if a Highly Compensated Participant is a Participant under two or more cash or deferred arrangements (other than a cash or deferred arrangement which is part of an employee stock ownership plan as defined in Code Section 4975(e)(7)) of the Employer or an Affiliated Employer, all such cash or deferred arrangements shall be treated as one cash or deferred arrangement for the purpose of determining the actual deferral ratio with respect to such Highly Compensated Participant. However, if the cash or deferred arrangements have different Plan Years, this paragraph shall be applied by treating all cash or deferred arrangements ending with or within the same calendar year as a single arrangement.

        (g)   If the Employer determines, before the end of a Plan Year that the limitations of this Section may be exceeded for such Plan Year, the Employer may direct Highly Compensated Employees to reduce their Deferred Compensation to the extent that such contributions may constitute Excess Contributions.

        4.6    ADJUSTMENT TO ACTUAL DEFERRAL PERCENTAGE TESTS

        In the event that the initial allocations of the Employer's Elective Contributions made pursuant to Section 4.4 do not satisfy one of the tests set forth in Section 4.5(a), the Administrator shall adjust Excess Contributions pursuant to the options set forth below:

          (a)   On or before the fifteenth day of the third month following the end of each Plan Year, the Highly Compensated Participant having the highest amount of Employer Elective Contributions allocated to his Elective Account shall have his portion of Excess Contributions distributed to him and/or at his election recharacterized as a voluntary Employee contribution pursuant to Section 4.13 until one of the tests set forth in Section 4.5(a) is satisfied, or until the amount of Employer Elective Contributions allocated to his Elective Account equals the amount of Employer Elective Contributions allocated to the account of the Highly Compensated Participant having the second highest amount of Employer Elective Contributions allocated to his Elective Account.

        This process shall continue until one of the tests set forth in Section 4.5(a) is satisfied. For each Highly Compensated Participant, the amount of Excess Contributions is equal to the Elective Contributions made on behalf of such Highly Compensated Participant (determined prior to the application of this paragraph) minus the amount of Elective Contributions allocated on behalf of such Highly Compensated Participant (determined after application of this paragraph).

        However, in determining the amount of Excess Contributions to be distributed and/or recharacterized with respect to an affected Highly Compensated Participant as determined herein, such amount shall be reduced by any Excess Deferred Compensation previously distributed to such affected Highly Compensated Participant for his taxable year ending with or within such Plan Year.

          (1)   With respect to the distribution of Excess Contributions pursuant to (a) above, such distribution:

              (i)  may be postponed but not later than the close of the Plan Year following the Plan Year to which they are allocable;

             (ii)  shall be made first from unmatched Deferred Compensation and, thereafter, simultaneously from Deferred Compensation which is matched and matching contributions which relate to such Deferred Compensation;

            (iii)  shall be adjusted for Income; and

            (iv)  shall be designated by the Employer as a distribution of Excess Contributions (and Income).

          (2)   With respect to the recharacterization of Excess Contributions pursuant to (a) above, such recharacterized amounts:

              (i)  shall be deemed to have occurred on the date on which the last of those Highly Compensated Participants with Excess Contributions to be recharacterized is notified of the recharacterization and the tax consequences of such recharacterization;

             (ii)  shall not exceed the amount of Deferred Compensation on behalf of any Highly Compensated Participant for any Plan Year;

            (iii)  shall be treated as voluntary Employee contributions for purposes of Code Section 401(a)(4) and Regulation 1.401(k)-1(b). However, for purposes of Sections 2.2 and 4.4(f), recharacterized Excess Contributions continue to be treated as Employer contributions that are Deferred Compensation. Excess Contributions recharacterized as voluntary Employee contributions shall continue to be nonforfeitable and subject to the same distribution rules provided for in Section 4.2(c);

            (iv)  are not permitted if the amount recharacterized plus voluntary Employee contributions actually made by such Highly Compensated Participant, exceed the maximum amount of voluntary Employee contributions (determined prior to application of Section 4.7(a)) that such Highly Compensated Participant is permitted to make under the Plan in the absence of recharacterization; and

             (v)  shall be adjusted for Income.

          (3)   Any distribution and/or recharacterization of less than the entire amount of Excess Contributions shall be treated as a pro rata distribution and/or recharacterization of Excess Contributions and Income.

        (b)   Within twelve (12) months after the end of the Plan Year, the Employer may make a special Qualified Non-Elective Contribution on behalf of eligible Non-Highly Compensated Participants in an amount sufficient to satisfy one of the tests set forth in Section 4.5(a). Such contribution shall be allocated to the Participant Elective Account of each Non-Highly Compensated Participant who has completed a Year of Service during the Plan Year and who is employed by the Employer on the last day of the Plan Year, in the same proportion that each such Non-Highly Compensated Participant's Compensation for the year bears to the total Compensation of all such Non-Highly Compensated Participants.

        4.7    ACTUAL CONTRIBUTION PERCENTAGE TESTS

        (a)   The "Actual Contribution Percentage" for the Highly Compensated Participant group shall not exceed the greater of:

          (1)   125 percent of such percentage for the Non-Highly Compensated Participant group; or

          (2)   the lesser of 200 percent of such percentage for the Non-Highly Compensated Participant group, or such percentage for the Non-Highly Compensated Participant group plus 2 percentage points.

  However, to prevent the multiple use of the alternative method described in this paragraph and Code Section 401(m)(9)(A), any Highly Compensated Participant eligible to make elective deferrals pursuant to Section 4.2 or any other cash or deferred arrangement maintained by the Employer or an Affiliated Employer and to make Employee contributions or to receive matching contributions under this Plan or under any other plan maintained by the Employer or an Affiliated Employer shall have his actual contribution ratio reduced pursuant to Regulation 1.401(m)-2.

  The provisions of Code Section 401(m) and Regulations 1.401(m)-1(b) and 1.401(m)-2 are incorporated herein by reference.

        (b)   For the purposes of this Section and Section 4.9, "Actual Contribution Percentage" for a Plan Year means, with respect to the Highly Compensated

Participant group and Non-Highly Compensated Participant group, the average of the ratios (calculated separately for each Participant in each group) of:

          (1)   an Actual Contribution Amount which shall be equal to the sum of voluntary Employee contributions made pursuant to Section 4.13 and Excess Contributions recharacterized as voluntary Employee contributions pursuant to Section 4.6(a) on behalf of each such Participant for such Plan Year; to

          (2)   the Participant's "414(s) Compensation" for such Plan Year.

  Notwithstanding the foregoing, the Employer elects under Code Section 401(m)(2)(A), that Subsections (a) and (b) be applied by using the Actual Contribution Percentage for the Non-Highly Compensated Participant group for the current Plan Year rather than the preceding Plan Year.

        (c)   For purposes of determining the "Actual Contribution Percentage", the Actual Contribution Amount and the amount of Excess Aggregate Contributions pursuant to Section 4.8(c), the Administrator may elect to take into account, with respect to Employees eligible to have voluntary Employee contributions pursuant to Section 4.13 allocated to their accounts, all or a portion of Employer Matching Contributions made pursuant to Section 4.1(b), Elective Contributions (as defined in Section 1.13) and qualified non-elective contributions (as defined in Code Section 401(m)(4)(C)) contributed to any plan maintained by the Employer.

        (d)   Such Elective Contributions and qualified non-elective contributions shall be treated as Employer matching contributions subject to Regulation 1.401(m)-1(b)(2) which is incorporated herein by reference. However, the Plan Year must be the same as the plan year of the plan to which the Elective Contributions and the qualified nonelective contributions are made.

        (e)   For purposes of this Section and Code Sections 401(a)(4), 410(b) and 401(m), if two or more plans of the Employer to which matching contributions, Employee contributions, or both, are made are treated as one plan for purposes of Code Sections 401(a)(4) or 410(b) (other than the average benefits test under Code Section 410(b)(2)(A)(ii)), such plans shall be treated as one plan.

        In addition, two or more plans of the Employer to which matching contributions, Employee contributions, or both, are made may be considered as a single plan for purposes of determining whether or not such plans satisfy Code Sections 401(a)(4), 410(b) and 401(m). In such a case, the aggregated plans must satisfy this Section and Code Sections 401(a)(4), 410(b) and 401 (m) as though such aggregated plans were a single plan. Plans may be aggregated under this paragraph (e) only if they have the same plan year.

        Notwithstanding the above, an employee stock ownership plan described in Code Section 4975(e)(7) may not be aggregated with this Plan for purposes of determining whether the employee stock ownership plan or this Plan satisfies this Section and Code Sections 401(a)(4), 410(b) and 401(m).

        (f)    If a Highly Compensated Participant is a Participant under two or more plans (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)) which are maintained by the Employer or an Affiliated Employer to which matching contributions, Employee contributions, or both, are made, all such contributions on behalf of such Highly Compensated Participant shall be aggregated for purposes of determining such Highly Compensated Participant's actual contribution ratio. However, if the plans have different plan years, this paragraph shall be applied by treating all plans ending with or within the same calendar year as a single plan.

        (g)   For purposes of Sections 4.7(a) and 4.9, a Highly Compensated Participant and Non-Highly Compensated Participant shall include any Employee eligible to have voluntary Employee contributions pursuant to Section 4.13 (whether or not voluntary Employee contributions are made) allocated to his account for the Plan Year.

        (h)   If the Employer determines, before the end of a Plan Year, that the limitations of this Section may be exceeded for such Plan Year, the Employer may direct Highly Compensated Employees to reduce their Voluntary Contributions to the extent that such contributions may constitute Excess Aggregate Contributions.

        4.8    REPEAL OF MULTIPLE USE TEST

        The multiple use test described in Regulation 1.401(m)-2 and Sections 4.5 and 4.7 of this Plan shall not apply for Plan Years beginning after December 31, 2001.

        4.9    ADJUSTMENT TO ACTUAL CONTRIBUTION PERCENTAGE TESTS

        (a)   In the event that the "Actual Contribution Percentage" for the Highly Compensated Participant group exceeds the "Actual Contribution Percentage" for the Non-Highly Compensated Participant group pursuant to Section 4.7(a), the Administrator (on or before the fifteenth day of the third month following the end of the Plan Year, but in no event later than the close of the following Plan Year) shall direct the Trustee to distribute to the Highly Compensated Participant having the highest Actual Contribution Amount, his portion of Excess Aggregate Contributions (and Income allocable to such contributions) until either one of the tests set forth in Section 4.7(a) is satisfied, or until his Actual Contribution Amount equals the Actual Contribution Amount of the Highly Compensated Participant having the second Highest Actual Contribution Amount. This process shall continue until one of the tests set forth in Section 4.7(a) is satisfied.

        (b)   Any distribution of less than the entire amount of Excess Aggregate Contributions (and Income) shall be treated as a pro rata distribution of Excess Aggregate Contributions and Income. Distribution of Excess Aggregate Contributions shall be designated by the Employer as a distribution of Excess Aggregate Contributions (and Income).

        (c)   For each Highly Compensated Participant, the amount of Excess Aggregate Contributions is equal to the total voluntary Employee contributions made pursuant to Section 4.12, Excess Contributions recharacterized as voluntary Employee contributions pursuant to Section 4.6(a) and any qualified non-elective contributions or elective deferrals taken into account pursuant to Section 4.7(c) made on behalf of the Highly Compensated Participant (determined prior to the application of this paragraph) minus the total amount of such contributions (determined after application of this paragraph).

        The actual contribution ratio must be rounded to the nearest one-hundredth of one percent. In no case shall the amount of Excess Aggregate Contributions with respect to any Highly Compensated Participant exceed the amount of voluntary Employee contributions made pursuant to Section 4.13, Excess Contributions recharacterized as voluntary Employee contributions pursuant to Section 4.6(a) and any qualified non-elective contributions or elective deferrals taken into account pursuant to Section 4.7(c) on behalf of such Highly Compensated Participant for such Plan Year.

        (d)   The determination of the amount of Excess Aggregate Contributions with respect to any Plan Year shall be made pursuant to Section 4.9(e) below.

        (e)   The determination of the amount of Excess Aggregate Contributions with respect to any Plan Year shall be made after first determining the Excess Contributions, if any, to be treated as voluntary Employee contributions due to recharacterization for the Plan Year of any other qualified cash or deferred arrangement (as a defined in Code Section 401(k)) maintained by the Employer that ends with or within the Plan Year or which are treated as voluntary Employee contributions due to recharacterization pursuant to Section 4.6(a).

        (f)    Notwithstanding the above, within twelve (12) months after the end of the Plan Year, the Employer may make a special Qualified Non-Elective Contribution on behalf of eligible Non-Highly Compensated Participants in an amount sufficient to satisfy one of the tests set forth in Section 4.7(a). Such contribution shall be allocated to the Participant's Elective Account of each Non-Highly Compensated Participant, who has completed a Year of Service during the Plan Year and who is employed by the Employer on the last day of the Plan Year, in the same proportion that each such Non-Highly Compensated Participant's Compensation for the year bears to the total Compensation of all such Non-Highly Compensated Participants. A separate accounting shall be maintained for the purpose of excluding such contributions from the "Actual Deferral Percentage" tests pursuant to Section 4.5(a).

        4.10    MAXIMUM ANNUAL ADDITIONS

        (a)   Notwithstanding the foregoing, the maximum "annual additions" credited to a Participant's accounts for any "limitation year" shall equal the lesser of: (1) $30,000 (or, if greater, one-fourth of the dollar limitation in effect under Code Section 415(b)(1)(A)) or (2) twenty-five percent (25%) of the Participant's "415 Compensation" for such "limitation year."

        (b)   For purposes of applying the limitations of Code Section 415, "annual additions" means the sum credited to a Participant's accounts for any "limitation year" of (1) Employer contributions, (2) Employee contributions, (3) forfeitures, (4) amounts allocated, to an individual medical account, as defined in Code Section 415(1)(2) which is part of a pension or annuity plan maintained by the Employer and (5) amounts derived from contributions paid or accrued, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3)) under a welfare benefit plan (as defined in Code Section 419(e)) maintained by the Employer. Except, however, the "415 Compensation" percentage limitation referred to in paragraph (a)(2) above shall not apply to: (1) any contribution for medical benefits (within the meaning of Code Section 419A(f)(2) after separation from Service which is otherwise treated as an "annual addition"; or (2) any amount otherwise treated as an "annual addition" under Code Section 415(l)(1).

        (c)   For purposes of applying the limitations of Code Section 415, the transfer of funds from one qualified plan to another is not an "annual addition". In addition, the following are not Employee contributions for the purposes of Section 4.9(b)(2): (1) rollover contributions (as defined in Code Sections 402(a)(5), 403(a)(4), 403(b)(8) and 408(d)(3)); (2) repayments of loans made to a Participant from the Plan; (3) repayments of distributions received by an Employee pursuant to Code Section 411(a)(7)(B) (cash-outs); (4) repayments of distributions received by an Employee pursuant to Code Section 411(a)(3)(D) (mandatory contributions); and (5) Employee contributions to a simplified employee pension excludable from gross income under Code Section 408(k)(6).

        (d)   For purposes of applying the limitations of Code Section 415, "415 Compensation" shall include the Participant's wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with an Employer maintaining the Plan to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in Code Section 1.62-2(c) and in the case of a Participant who is an Employee within the meaning of Code Section 401(c)(1) and the regulations thereunder, the Participant's earned income (as described in Code Section 401(c)(2) and the regulations thereunder)) paid during each "limitation year".

        "415 Compensation" shall exclude (1)(A) contributions made by the Employer to a plan of deferred compensation to the extent that, before the application of the Code Section 415 limitations to the Plan, the contributions are not includible in the gross income of the Employee for the taxable year in which contributed, (B) contributions made by the Employer to a plan of deferred compensation to the extent that all or a portion of such contributions are recharacterized as a voluntary Employee contribution, (C) Employer contributions made on behalf of an Employee to a simplified employee pension plan described in Code Section 408(k) to the extent such contributions are excludable from the Employee's gross income, (D) any distributions from a plan of deferred compensation regardless of whether such amounts are includible in the gross income of the Employee when distributed except any amount received by an Employee pursuant to an unfunded non-qualified plan to the extent such amounts are includible in the gross income of the Employee; (2) amounts realized from the exercise of a non-qualified stock option or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (3) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and (4) other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee), or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of any annuity contract described in Code Section 403(b) (whether or not the contributions are excludable from the gross income of the Employee). For the purposes of this Section, the determination of "415 Compensation" shall be made by not including amounts that would otherwise be excluded from a Participant's gross income by reason of the application of Code Sections 125, 402(e)(3), 402(h)(1)(B) and, in the case of Employer contributions made pursuant to a salary reduction agreement, Code Section 403(b).

        Notwithstanding anything contained herein to the contrary, for purposes of this Section, for Plan Years beginning after December 31, 1997, the term "415 Compensation" shall include: (i) any elective deferral (as defined in Code Section 402(g)(3)) and (ii) any amount which is contributed or deferred by the Employer at the election of the Employee and which is not includible in the gross income of the Employee by reason of Code Sections 125, 132(f)(4), 401(k) or 457.

        Notwithstanding anything contained herein to the contrary, for purposes of this Plan, the term "415 Compensation" shall include payments which otherwise would qualify as "415 Compensation" made by Sanford C. Bernstein & Co., Inc. and Bernstein Technologies Inc. through December 31, 2000 but shall not include any special bonuses, profit sharing payments or other compensation paid from SCB Partners Inc. made at any time.

        (e)   For purposes of applying the limitations of Code Section 415, the "limitation year" shall be the Plan Year.

        (f)    The dollar limitation under Code Section 415(b)(1)(A) stated in paragraph (a)(1) above shall be adjusted annually as provided in Code Section 415(d) pursuant to the Regulations. The adjusted limitation is effective as of January 1st of each calendar year and is applicable to "limitation years" ending with or within that calendar year.

        (g)   For the purpose of this Section, all qualified defined benefit plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined benefit plan, and all qualified defined contribution plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined contribution plan.

        (h)   For the purpose of this Section, if the Employer is a member of a controlled group of corporations, trades or businesses under common control (as defined by Code Section 1563(a) or Code Section 414(b) and (c) as modified by Code Section 415(h)), is a member of an affiliated service group (as defined by Code Section 414(m)), or is a member of a group of entities required to be aggregated pursuant to Regulations under Code Section 414(o), all Employees of such Employers shall be considered to be employed by a single Employer.

        (i)    For the purpose of this Section, if this Plan is a Code Section 413(c) plan, all Employers of a Participant who maintain this Plan will be considered to be a single Employer.

        (j)    (1)    If a Participant participates in more than one defined contribution plan maintained by the Employer which have different Anniversary Dates, the maximum "annual additions" under this Plan shall equal the maximum "annual additions" for the "limitation year" minus any "annual additions" previously credited to such Participant's accounts during the "limitation year".

          (2)   If a Participant participates in both a defined contribution plan subject to Code Section 412 an a defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same Anniversary Date, "annual additions" will be credited to the Participant's accounts under the defined contribution plan subject to Code Section 412 prior to crediting "annual additions" to the Participant's accounts under the defined contribution plan not subject to Code Section 412.

          (3)   If a Participant participates in more than one defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same Anniversary Date, the maximum "annual additions" under this Plan shall equal the product of (A) the maximum "annual additions" for the "limitation year" minus any "annual additions" previously credited under subparagraphs (1) or (2) above, multiplied by (B) a fraction (i) the numerator of which is the "annual additions" which would be credited to such Participant's accounts under this Plan without regard to the limitations of Code Section 415 and (ii) the denominator of which is such "annual additions" for all plans described in this subparagraph.

        (k)   If an Employee is (or has been) a Participant in one or more defined benefit plans and one or more defined contribution plans maintained by the Employer, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any "limitation year" beginning prior to January 1, 2000 may not exceed 1.0. Effective as of January 1, 2000, the combined limitation under Code Section 415(e) is not applicable.

        (l)    Notwithstanding anything contained in this Section to the contrary, the limitations, adjustments and other requirements prescribed in this Section shall at all times comply with the provisions of Code Section 415 and the Regulations thereunder, the terms of which are specifically incorporated herein by reference.

        4.11    ADJUSTMENT FOR EXCESSIVE ANNUAL ADDITIONS

        (a)   If, as a result of a reasonable error in estimating a Participant's Compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of Code Section 402(g)(3)) that may be made with respect to any Participant under the limits of Section 4.10 or other facts and circumstances to which Regulation 1.415-6(b)(6) shall be applicable, the "annual additions" under this Plan would cause the maximum "annual additions" to be exceeded for any Participant, the Administrator shall (1) distribute any elective deferrals (within the meaning of Code Section 402(g)(3)) and/or return any voluntary Employee contributions credited for the "limitation year" to the extent that the return would reduce the "excess amount" in the Participant's accounts (2) hold any "excess amount" remaining after the return of any elective deferrals or voluntary Employee contributions in a "Section 415 suspense account" (3) use the "Section 415 suspense account" in the next "limitation year" (and succeeding "limitation years" if necessary) to reduce Employer contributions for that Participant if that Participant is covered by the Plan as of the end of the "limitation year", or if the Participant is not so covered, allocate and reallocate the "Section 415 suspense account" in the next "limitation year" (and succeeding "limitation years" if necessary) to all Participants in the Plan before any Employer or Employee contributions which would constitute "annual additions" are made to the Plan for such "limitation year" (4) reduce Employer contributions to the Plan for such "limitation year" by the amount of the "Section 415 suspense account" allocated and reallocated during such "limitation year".

        (b)   For purposes of this Article, "excess amount" for any Participant for a "limitation year" shall mean the excess, if any, of (1) the "annual additions" which would be credited to his account under the terms of the Plan without regard to the limitations of Code Section 415 over (2) the maximum "annual additions" determined pursuant to Section 4.10.

        (c)   For purposes of this Section, "Section 415 suspense account" shall mean an unallocated account equal to the sum of "excess amounts" for all Participants in the plan during the "limitation year". The "Section 415 suspense account" shall not share in any earnings or losses of the Trust Fund.

        (d)   The Plan may not distribute "excess amounts", other than voluntary Employee contributions and elective deferrals (within the meaning of Code Section 402(g)(3)) pursuant to Section 4.11(a) above to Participants or Former Participants.

        4.12    ROLLOVERS FROM QUALIFIED PLANS

        (a)   With the consent of the Administrator, cash amounts may be rolled over from other qualified plans by Employees, provided that the trust from which such funds are rolled over permits the rollover to be made and the rollover will not jeopardize the tax exempt status of the Plan or Trust or create adverse tax consequences for the Employer. This Plan shall not accept any trustee to trustee transfers other than direct rollovers.

        (b)   The amounts rolled over shall be set up in a separate account herein referred to as a "Participant's Rollover Account". Such account shall be fully Vested at all times and shall not be subject to Forfeiture for any reason.

        (c)   Amounts in a Participant's Rollover Account shall be held by the Trustees pursuant to the provisions of this Plan and may not be withdrawn by or distributed to the Participant, in whole or in part, except as provided in Paragraph (d) of this Section.

        (d)   At Normal Retirement Date, or such other date when the Participant or his Beneficiary shall be entitled to receive benefits, the fair market value of the Participant's Rollover Account shall be used to provide additional benefits to the Participant or his Beneficiary. Any distributions of amounts held in a Participant's Rollover Account shall be made in a manner which is consistent with and satisfies the provisions of Section 6.5, including, but not limited to, all notice and consent requirements of Code Section 411(a)(11) and the Regulations thereunder. Furthermore, such amounts shall be considered as part of a Participants benefit in determining whether an involuntary cash-out of benefits without Participant consent may be made.

        (e)   The Administrator may direct that employee rollovers made after a valuation date be segregated into a separate account for each Participant in a federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate, or other short term debt security acceptable to the Trustees until such time as the allocations pursuant to this Plan have been made.

        (f)    All amounts allocated to a Participant's Rollover Account shall be treated as a Directed Investment Account pursuant to Section 4.14.

        (g)   For purposes of this Section, the term "qualified plan" shall mean any tax qualified plan under Code Section 401(a). The term "amounts rolled over from other qualified plans" shall mean: (i) distributions received by an Employee from another qualified plan which are eligible for tax free rollover to a qualified plan and which are rolled over by the Employee to this Plan within sixty (60) days following his receipt thereof; (ii) amounts rolled over to this Plan from a conduit individual retirement account provided that the conduit individual retirement account has no assets other than assets which (A) were previously distributed to the Employee by another qualified plan; (B) were eligible for tax-free rollover to a qualified plan and (C) were deposited in such conduit individual retirement account within sixty (60) days of receipt thereof and other than earnings on said assets; (iii) amounts distributed to the Employee from a conduit individual retirement account meeting the requirements of clause (ii) above, and rolled over by the Employee to this Plan within sixty (60) days of his receipt thereof from such conduit individual retirement account; and (iv) For Plan Years beginning on or after January 1, 1993, any direct rollover of cash from another qualified plan, within the meaning of Reg. 1.401(a)(31)-1T, Q&A 14.

        (h)   Prior to accepting any rollovers to which this Section applies, the Administrator may require the Employee to establish that the amounts to be rolled over to this Plan meet the requirements of this Section.

        4.13    VOLUNTARY CONTRIBUTIONS

        (a)   In order to allow Participants the opportunity to increase their retirement income, each Participant may elect to voluntarily contribute a portion of his compensation earned while a Participant under this Plan. Such contributions shall be paid to the Trustees within a reasonable period of time but, in any event, within the time period specified by law. The balance in each Participant's Voluntary Contribution Account shall be fully Vested at all times and shall not be subject to Forfeiture for any reason.

        (b)   A Participant may elect to withdraw his voluntary contributions from his Voluntary Contribution Account and the actual earnings thereon at any time but not more than once a year in a manner which is consistent with and satisfies the provisions of Section 6.5, including, but not limited to, all notice and consent requirements of Code Section 411(a)(11) and the Regulations thereunder. If the Administrator maintains sub-accounts with respect to voluntary contributions (and earnings thereon) which were made on or before a specified date, a Participant shall be permitted to designate which sub-account shall be the source for his withdrawal.

        In the event such a withdrawal is made, or in the event a Participant has received a hardship distribution pursuant to Regulation 1.401(k)-1(d)(2)(iii)(B) from any other plan maintained by the Employer, then such Participant shall be barred from making any voluntary contributions to the Trust Fund for a period of twelve (12) months after receipt of the withdrawal or distribution.

        (c)   At Normal Retirement Date, or such other date when the Participant or his Beneficiary shall be entitled to receive benefits, the fair market value of the Voluntary Contribution Account shall be used to provide additional benefits to the Participant or his Beneficiary.

        (d)   The Administrator may direct that voluntary contributions made after a valuation date be segregated into a separate account for each Participant in a federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate, or other short-term debt security acceptable to the Trustees until such time as the allocations pursuant to this Plan have been made.

        (e)   All amounts allocated to a Voluntary Contribution Account shall be treated as a Directed Investment Account pursuant to Section 4.14.

        4.14    DIRECTED INVESTMENT ACCOUNT

        (a)   Each Participant shall direct the Trustees as to the investment of all of the interest in his Aggregate Account. The Administrator shall provide pooled and/or mutual funds for such investments and establish procedures to be applied in a uniform nondiscriminatory manner for Participants to direct the Trustees in writing to invest their Aggregate Account. The Aggregate Account of each Participant so directed will be considered a Directed Investment Account.

        (b)   A separate Directed Investment Account shall be established for each Participant. The Directed Investment Account shall be charged or credited as appropriate with the net earnings, gains, losses and expenses as well as any appreciation or depreciation in market value during each Plan Year attributable to such account.

ARTICLE V
VALUATIONS

        5.1    VALUATION OF THE TRUST FUND

        The Administrator shall direct the Trustees, as of each Anniversary Date, and at such other date or dates deemed necessary by the Administrator, herein called "valuation date", to determine the net worth of the assets comprising the Trust Fund as it exists on the "valuation date" prior to taking into consideration any contribution to be allocated for that Plan Year. In determining such net worth, the Trustees shall value the assets comprising the Trust Fund at their fair market value as of the "valuation date" and shall deduct all expenses for which the Trustees have not yet obtained reimbursement from the Employer or the Trust Fund.

        5.2    METHOD OF VALUATION

        In determining the fair market value of securities held in the Trust Fund which are listed on a registered stock exchange, the Administrator shall direct the Trustees to value the same at the prices they were last traded on such exchange preceding the close of business on the "valuation date". If such securities were not traded on the "valuation date", or if the exchange on which they are traded was not open for business on the "valuation date", then the securities shall be valued at the prices at which they were last traded prior to the "valuation date". Any unlisted security held in the Trust Fund shall be valued at its bid price next preceding the close of business on the "valuation date", which bid price shall be obtained from a registered broker or an investment banker. In determining the fair market value of assets other than securities for which trading or bid prices can be obtained, the Trustees may appraise such assets itself, or in its discretion, employ one or more appraisers for that purpose and rely on the values established by such appraiser or appraisers.

ARTICLE VI
DETERMINATION AND DISTRIBUTION OF BENEFITS

        6.1    DETERMINATION OF BENEFITS UPON RETIREMENT

        Every Participant may terminate his employment with the Employer and retire for the purposes hereof on his Normal Retirement Date. Upon such Normal Retirement Date, all amounts credited to such Participant's Combined Account shall become distributable. However, a Participant may postpone the termination of his employment with the Employer to a later date, in which event the participation of such Participant in the Plan, including the right to receive allocations pursuant to Section 4.4, shall continue until his Late Retirement Date. Upon a Participant's Retirement Date, or as soon thereafter as is practicable, the Trustees shall distribute the value of the Participant's accounts in accordance with Section 6.5.

        6.2    DETERMINATION OF BENEFITS UPON DEATH

        (a)   All amounts credited to a Participant's Combined Account shall be fully Vested at all times. The Administrator shall direct the Trustees, in accordance with the provisions of Sections 6.6 and 6.7, to distribute the value of the deceased Participant's accounts to the Participant's Beneficiary.

        (b)   Upon the death of a Former Participant, the Administrator shall direct the Trustees, in accordance with the provisions of Sections 6.6 and 6.7, to distribute any remaining amounts credited to the accounts of a deceased Former Participant to such Former Participant's Beneficiary.

        (c)   Any security interest held by the Plan by reason of an outstanding loan to the Participant or Former Participant shall be taken into account in determining the amount of the death benefit.

        (d)   The Administrator may require such proper proof of death and such evidence of the right of any person to receive payment of the value of the account of a deceased Participant or Former Participant as the Administrator may deem desirable. The Administrator's determination of death and of the right of any person to receive payment shall be conclusive.

        (e)   The Beneficiary of the death benefit payable pursuant to this Section shall be the Participant's spouse. Except, however, the Participant may designate a Beneficiary other than his spouse if:

          (1)   the spouse has waived the right to be the Participant's Beneficiary; or

          (2)   the Participant is legally separated or has been abandoned (within the meaning of local law) and the Participant has a court order to such effect (and there is no "qualified domestic relations order" as defined in Code Section 414(p) which provides otherwise); or

          (3)   the Participant has no spouse; or

          (4)   the spouse cannot be located.

In such event, the designation of a Beneficiary shall be made on a form satisfactory to the Administrator. A Participant may at any time revoke his designation of a Beneficiary or change his Beneficiary by filing written notice of such revocation or change with the Administrator. However, the Participant's spouse must again consent in writing to any change in Beneficiary unless the original consent acknowledged that the spouse had the right to limit consent only to a specific Beneficiary and that the spouse voluntarily elected to relinquish such right. In the event no valid designation of Beneficiary exists at the time of the Participant's death, the death benefit shall be payable to his estate.

        (f)    Any consent by the Participant's spouse to waive any rights to the death benefit must be in writing, must acknowledge the effect of such waiver, and be witnessed by a Plan representative or a notary public. Further, the spouse's consent must be irrevocable and must:

          (1)   acknowledge the specific nonspouse Beneficiary, or

          (2)   specifically permit the designation of a Beneficiary by the Participant without any requirement of further consent by the spouse. In this case, the spouse's consent must acknowledge that the spouse has the right to limit consent only to a specific Beneficiary and that the spouse voluntarily elects to relinquish such right. The spouse's consent shall be irrevocable.

        6.3    DISABILITY RETIREMENT BENEFITS

        No disability benefits, other than those payable upon termination of employment, are provided in this Plan.

        6.4    DETERMINATION OF BENEFITS UPON TERMINATION

        (a)   The Participant's Aggregate Account balance shall remain in a separate account for the Terminated Participant and share in allocations pursuant to Section 4.4 until such time as a distribution is made to the Terminated Participant.

        Distribution of the funds due to a Terminated Participant shall be made on the occurrence of an event which would result in the distribution had the Terminated Participant remained in the employ of the Employer (upon the Participant's death or Normal Retirement). However, at the election of the Participant, the Administrator shall direct the Trustees to cause the entire Vested portion of the Terminated Participant's Combined Account to be payable to such Terminated Participant. Any distribution under this paragraph shall be made in a manner which is consistent with and satisfies the provisions of Section 6.5, including, but not limited to, all notice and consent requirements of Code Section 411(a)(11) and the Regulations thereunder.

        If the value of a Terminated Participant's Vested benefit derived from Employer and Employee contributions does not exceed $3,500 and has never exceeded $3,500 at the time of termination of employment or at any time thereafter prior to distribution, the Administrator shall direct the Trustees to cause the entire Vested benefit to be paid to such Participant in a single lump sum. Notwithstanding anything contained herein to the contrary, effective for Plan Years beginning on or after January 1, 1998, with respect to any Participant who terminates employment on or after January 1, 1998, the $3,500 limit specified in the preceding sentence shall be increased to $5,000.

        (b)   A Participant shall become fully Vested in his Participant's Account immediately upon entry into the Plan.

        (c)   The computation of a Participant's nonforfeitable percentage of his interest in the Plan shall not be reduced as the result of any direct or indirect amendment to this Plan. For this purpose, the Plan shall be treated as having been amended if the Plan provides for an automatic change in vesting due to a change in top heavy status. In the event that the Plan is amended to change or modify any vesting schedule, a Participant with at least three (3) Years of Service as of the expiration date of the election period may elect to have his nonforfeitable percentage computed under the Plan without regard to such amendment. If a Participant fails to make such election, then such Participant shall be subject to the new vesting schedule. The Participant's election period shall commence on the adoption date of the amendment and shall end 60 days after the latest of:

          (1)   the adoption date of the amendment;

          (2)   the effective date of the amendment; or

          (3)   the date the Participant receives written notice of the amendment from the Employer or Administrator.

        (d)   If any Former Participant shall be reemployed by the Employer as an Eligible Employee, he shall again be eligible to Participate on his date of reemployment.

        6.5    DISTRIBUTION OF BENEFITS

        (a)   The Administrator, pursuant to the election of the Participant, shall direct the Trustees to distribute to a Terminated Participant, Retired Participant, or the Beneficiary of a Deceased Participant, any amount to which he is entitled under the Plan in one lump-sum payment in cash. Subject to Sections 4.13 and 6.10, the Administrator, pursuant to the election of the Participant, shall direct the Trustees to make a lump-sum in-service distribution of all or a portion of any amount which the Participant is entitled to receive as an in-service distribution under the Plan.

        (b)   Any distribution to a Participant who has a benefit which exceeds, or has ever exceeded, $3,500 at the time of termination of employment or at any time thereafter prior to distribution shall require such Participant's consent if such distribution occurs prior to the later of his Normal Retirement Age or age 62. Notwithstanding anything contained herein to the contrary, effective for Plan Years beginning on or after January 1, 1998, with respect to any Participant who terminates employment on or after January 1, 1998, the $3,500 limit specified in the preceding sentence shall be increased to $5,000. With regard to this required consent:

          (1)   The Participant must be informed of his right to defer receipt of the distribution. If a Participant fails to consent, it shall be deemed an election to defer the distribution of any benefit. However, any election to defer the receipt of benefits shall not apply with respect to distributions which are required under Section 6.5(c) or Section 4.11.

          (2)   No consent shall be valid if a significant detriment is imposed under the Plan on any Participant who does not consent to the distribution.

          (3)   Any distribution made pursuant to this Section shall be made in a manner consistent with all notice and consent requirements of Section 411(a)(11) and the regulations thereunder. Any notice required by Section 1.411(a)-11(c) of the Regulations shall be provided to a Participant not less than thirty (30) days and not more than ninety (90) days before the annuity starting date (as defined in Code Section 417(f)).

  However, if a distribution is one to which Code Sections 401(a)(11) and 417 do not apply, such distribution may commence less than 30 days after the notice required under Regulation 1.411(a)-11(c) is given, provided that: (1) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option); and (2) the Participant, after receiving the notice, affirmatively elects a distribution.

        (c)   Notwithstanding any provision in the Plan to the contrary, the distribution of a Participant's benefits made on or after January 1, 1985 shall be made in accordance with the following requirements and shall otherwise comply with Code Section 401(a)(9) and the Regulations thereunder (including Regulation 1.401(a)(9)-2), the provisions of which are incorporated herein by reference:

          (1)   A Participant's benefits shall be distributed to him not later than April 1st of the calendar year following the later of (i) the calendar year in which the Participant attains age 70 1/2; or (ii) the calendar year in which the Participant retires; provided, however, that this clause (ii) shall not apply in the case of a Participant who is a "five (5) percent owner" at any time during the five (5) Plan Year period ending in the calendar year in which he attains age 70 2 or, in the case of a Participant who becomes a "five (5) percent owner" during any subsequent Plan Year, clause (ii) shall no longer apply and the required beginning date shall be the April 1st of the calendar year following the calendar year in which such subsequent Plan Year ends. Notwithstanding the foregoing, clause (ii) above shall not apply to any Participant unless the Participant had attained age 70 1/2 before January 1, 1988 and was not a "five (5) percent owner" at any time during the Plan Year ending with or within the calendar year in which the Participant attained age 66 1/2 or any subsequent Plan Year.

  Notwithstanding the foregoing, effective on or after January 1, 1997, a Participant's benefits shall be distributed not later than April 1 of the calendar year following the later of (i) the calendar year in which the employee attains age 70 1/2; or (ii) the calendar year in which the employee retires, provided, however, that this clause (ii) shall not apply, except as provided in Code Section 409(d), in the case of an employee who is a five (5) percent owner (as defined in Code Section 416) with respect to the calendar year in which the employee attains age 70 1/2.

          (2)   Distributions to a Participant and his Beneficiaries shall only be made in accordance with the incidental death benefit requirements of Code Section 401(a)(9)(G) and the Regulations thereunder.

        (d)   The restrictions imposed by this Section shall not apply if a Participant has, prior to January 1, 1984, made a written designation to have his retirement benefit paid in an alternative method acceptable under Code Section 401(a) as in effect prior to the enactment of the Tax Equity and Fiscal Responsibility Act of 1982. Any such written designation made by a Participant shall be binding upon the Plan Administrator notwithstanding any contrary provision of Section 6.5.

        (e)   For the purpose of this Section, effective on or after June 24, 1994, a Participant may elect to have their life expectancy and their spouse's life expectancy redetermined in accordance with Code Section 401(c)(9)(D). Absent such an election, these life expectancies shall not be recalculated.

        (f)    This Subsection applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Article, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

        (g)   Notwithstanding any provision of this Plan to the contrary, the provisions of this Section 6.5 shall be construed in a manner that complies with Code Section 401(a)(9) and, with respect to distributions made on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Code Section 401(a)(9) in accordance with the Treasury Regulations thereunder that were proposed in January 2001, the provisions of which are hereby incorporated by reference. This subsection (g) shall continue in effect until the end of the last calendar year beginning before the effective date of the final regulations under Code Section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service.

        (h)   Definitions:

            (i)  Eligible rollover distribution: an eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and, effective January 1, 1999, any hardship withdrawal of salary reduction contributions.

           (ii)  Eligible retirement plan: An eligible retirement plan is an "eligible retirement plan" within the meaning of Code Section 402(c)(8)(B).

          (iii)  Distributee: A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse.

          (iv)  Direct rollover: A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

        6.6    DISTRIBUTION OF BENEFITS UPON DEATH

        (a)   The death benefit payable pursuant to Section 6.2 shall be paid to the Participant's Beneficiary in one lump-sum payment in cash subject to the rules of Section 6.6(b).

        (b)   Notwithstanding any provision in the Plan to the contrary, distributions upon the death of a Participant made on or after January 1, 1985 shall be made in accordance with the following requirements and shall otherwise comply with Code Section 401(a)(9) and the Regulations thereunder. If it is determined pursuant to Regulations that the distribution of a Participant's interest has begun and the Participant dies before his entire interest has been distributed to him, the remaining portion of such interest shall be distributed to his Beneficiary in one lump sum payment in cash as soon as administratively feasible after the Participant's death but in any event at least as rapidly as tinder the method of distribution selected pursuant to Section 6.5 as of his date of death. If a Participant dies before he has begun to receive any distributions of his interest under the Plan or before distributions are deemed to have begun pursuant to Regulations, then his death benefit shall be distributed to his Beneficiary in one lump sum payment in cash as soon as administratively feasible after the Participant's death but in no event later than December 31st of the calendar year in which the fifth anniversary of his date of death occurs.

        (c)   Subject to the spouse's right of consent afforded under the Plan, the restrictions imposed by this Section shall not apply if a Participant has, prior to January 1, 1984, made a written designation to have his death benefits paid in an alternative method acceptable under Code Section 401(a) as in effect prior to the enactment of the Tax Equity and Fiscal Responsibility Act of 1982.

        (d)   If the Beneficiary of the Participant is the Participant's spouse, a distribution made pursuant to this Section may be directly rolled over to an individual retirement account or an individual retirement annuity to the extent provided in Section 6.5(f).

        6.7    TIME OF SEGREGATION OR DISTRIBUTION

        Except as limited by Sections 6.5 and 6.6, whenever the Trustees are to make a distribution on or as of an Anniversary Date, the distribution may be made on such date or as soon thereafter as is practicable. However, unless a Former Participant elects in writing to defer the receipt of benefits (such election may not result in a death benefit that is more than incidental), the payment of benefits shall occur not later than the 60th day after the close of the Plan Year in which the latest of the following events occurs: (a) the date on which the Participant attains the earlier of age 65 or the Normal Retirement age specified herein; (b) the 10th anniversary of the year in which the Participant commenced participation in the Plan; or (c) the date the Participant terminates his service with the Employer.

        6.8    DISTRIBUTION FOR MINOR BENEFICIARY

        In the event a distribution is to be made to a minor, then the Administrator may direct that such distribution be paid to the legal guardian, or if none, to a parent of such Beneficiary or a responsible adult with whom the Beneficiary maintains his residence, or to the custodian for such Beneficiary under the Uniform Gift to Minors Act or Gift to Minors Act, if such is permitted by the laws of the state in which said Beneficiary resides. Such a payment to the legal guardian, custodian or parent of a minor Beneficiary shall fully discharge the Trustees, Employer, and Plan from further liability on account thereof.

        6.9    LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN

        In the event that all, or any portion, of the distribution payable to a Participant or his Beneficiary hereunder shall, at the later of the Participant's attainment of age 62 or his Normal Retirement Age, remain unpaid solely by reason of the inability of the Administrator, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of such Participant or his Beneficiary, the amount so distributable shall be treated as a Forfeiture pursuant to the Plan. In the event a Participant or Beneficiary is located subsequent to his benefit being reallocated, such benefit shall be restored.

        6.10    PRE-RETIREMENT DISTRIBUTION

        On or after the time a Participant attains the age of 59 1/2 years, the Administrator, at the election of the Participant, shall direct the Trustees to make an in-service distribution of all or a portion of the amount then credited to the accounts maintained on behalf of the Participant. In the event that the Administrator makes a distribution pursuant to this Section, the Participant shall continue to be eligible to participate in the Plan on the same basis as any other Employee. Any distribution made pursuant to this Section shall be made in a manner consistent with Section 6.5, including, but not limited to, all notice and consent requirements of Code Section 411(a)(11) and the Regulations thereunder.

        Notwithstanding the above, pre-retirement distributions from a Participant's Elective Account shall not be permitted prior to the Participant attaining age 59 1/2 except as otherwise permitted under the terms of the Plan.

        6.11    LIMITATIONS ON BENEFITS AND DISTRIBUTIONS

        All rights and benefits, including elections, provided to a Participant in this Plan shall be subject to the rights afforded to any "alternate payee" under a "qualified domestic relations order". Furthermore, a distribution to an "alternate payee" shall be permitted if such distribution is authorized by a "qualified domestic relations order," even if the affected Participant has not reached the "earliest retirement age" under the Plan. For the purposes of this Section, "alternate payee," "qualified domestic relations order" and "earliest retirement age" shall have the meaning set forth under Code Section 414(p).

ARTICLE VII
TRUSTEES

        7.1    BASIC RESPONSIBILITIES OF THE TRUSTEES

        The Trustees shall have the following categories of responsibilities:

          (a)   Consistent with the "funding policy and method" determined by the Employer, to invest, manage, and control the Plan assets subject, however, to the direction of an Investment Manager if the Trustees should appoint such manager as to all or a portion of the assets of the Plan, provided that the Trustees may enter into contracts with one or more individuals, firms, associations and/or corporations, which qualify as investment managers as defined in Section 3(38) of ERISA, including, but not limited to, Alliance Capital Management L.P., in such form as they in their sole and absolute discretion shall determine, including, but not limited to, contracts for the furnishing of investment advisory services and contracts for opening discretionary accounts granting to such individuals, firms, associations and/or corporations the authority to purchase, sell and otherwise deal in securities and to exercise all of the powers granted to them hereunder, with respect to the investment of the assets of all or any portion of the Trust. The Trustees may terminate the appointment of an investment manager and may add or delete assets from an Account;

          (b)   At the direction of the Administrator, to pay benefits required under the Plan to be paid to Participants, or, in the event of their death, to their Beneficiaries;

          (c)   To maintain records of receipts and disbursements and furnish to the Employer and/or Administrator for each Plan Year a written annual report per Section 7.7; and

          (d)   If there shall be more than one Trustee, they shall act by a majority of their number, but may authorize one or more of them to sign papers on their behalf.

        7.2    INVESTMENT POWERS AND DUTIES OF THE TRUSTEES

        (a)   The Trustees shall invest and reinvest the Trust Fund to keep the Trust Fund invested without distinction between principal and income and in such securities or property, real or personal, wherever situated, as the Trustees shall deem advisable, including, but not limited to, stocks, common or preferred, bonds and other evidences of indebtedness or ownership, and real estate or any interest therein. The Trustees shall at all times in making investments of the Trust Fund consider, among other factors, the short and long-term financial needs of the Plan on the basis of information furnished by the Employer. In making such investments, the Trustees shall not be restricted to securities or other property of the character expressly authorized by the applicable law for trust investments; however, the Trustees shall give due regard to any limitations imposed by the Code or the Act so that at all times the Plan may qualify as a qualified Profit Sharing Plan and Trust.

        (b)   The Trustees may employ a bank or trust company pursuant to the terms of its usual and customary bank agency agreement, under which the duties of such bank or trust company shall be of a custodial, clerical and record-keeping nature.

        7.3    OTHER POWERS OF THE TRUSTEES

        The Trustees, in addition to all powers and authorities under common law, statutory authority, including the Act, and other provisions of the Plan, shall have the following powers and authorities, to be exercised in the Trustees' sole discretion:

          (a)   To purchase, or subscribe for, any securities or other property and to retain the same. In conjunction with the purchase of securities, margin accounts may be opened and maintained;

          (b)   To sell, exchange, convey, transfer, grant options to purchase, or otherwise dispose of any securities or other property held by the Trustees, by private contracts or at public auction. No person dealing with the Trustees shall be bound to see to the application of the purchase money or to inquire into the validity, expediency, or propriety of any such sale or other disposition, with or without advertisement;

          (c)   To vote upon any stocks, bonds, or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights or other options, and to make any payments incidental thereto; to oppose, or to consent to, or otherwise participate in, corporate reorganizations or other changes affecting corporate securities, and to delegate discretionary powers, and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities, or other property;

          (d)   To cause any securities or other property to be registered in the Trustees' own name or in the name of one or more of the Trustees' nominees, and to hold any investments in bearer form, but the books and records of the Trustees shall at all times show that all such investments are part of the Trust Fund;

          (e)   To borrow or raise money for the purposes of the Plan in such amount, and upon such terms and conditions, as the Trustees shall deem advisable; and for any sum so borrowed, to issue a promissory note as Trustees, and to secure the repayment thereof by pledging all, or any part, of the Trust Fund; and no person lending money to the Trustees shall be bound to see to the application of the money lent or to inquire into the validity, expediency, or propriety of any borrowing;

          (f)    To keep such portion of the Trust Fund in cash or cash balances as the Trustees may, from time to time, deem to be in the best interests of the Plan, without liability for interest thereon;

          (g)   To accept and retain for such time as the Trustees may deem advisable any securities or other property received or acquired as Trustees hereunder, whether or not such securities or other property would normally be purchased as investments hereunder;

          (h)   To make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted;

          (i)    To settle, compromise, or submit to arbitration any claims, debts, or damages due or owing to or from the Plan, to commence or defend suites or legal or administrative proceedings, and to represent the Plan in all suits and legal and administrative proceedings;

          (j)    To employ suitable agents and counsel and to pay their reasonable expenses and compensation, and such agent or counsel may or may not be agent or counsel for the Employer;

          (k)   To apply for and procure from responsible insurance companies, to be selected by the Administrator, as an investment of the Trust Fund such Contracts as the Administrator shall deem proper; to exercise, at any time or from time to time, whatever rights and privileges may be granted under such Contracts; to collect, receive, and settle for the proceeds of all such Contracts as and when entitled to do so under the provisions thereof;

          (l)    To invest funds of the Trust in time deposits or savings accounts bearing a reasonable rate of interest in the Trustees' bank;

          (m)  To invest in Treasury Bills and other forms of United States government obligations;

          (n)   To sell, purchase and acquire put or call options if the options are traded on and purchased through a national securities exchange registered under the Securities Exchange Act of 1934, as amended, or, if the options are not traded on a national securities exchange, are guaranteed by a member firm of the New York Stock Exchange;

          (o)   To deposit monies in federally insured savings accounts or certificates of deposit in banks or savings and loan associations;

          (p)   To pool all or any of the Trust Fund, from time to time, with assets belonging to any other qualified employee pension benefit trust created by the Employer or an affiliated company of the Employer, and to commingle such assets and make joint or common investments and carry joint accounts on behalf of this Plan and such other trust or trusts, allocating undivided shares or interests in such investments or accounts or any pooled assets of the two or more trusts in accordance with their respective interests;

          (q)   To do all such acts and exercise all such rights and privileges, although not specifically mentioned herein, as the Trustees may deem necessary to carry out the purposes of the Plan.

          (r)   Directed Investment Account. The powers granted to the Trustees shall be exercised in the sole fiduciary discretion of the Trustees. However, if Participants are so empowered by the Administrator, each Participant may direct the Trustees to separate and keep separate all or a portion of his share of his account; and further each Participant is authorized and empowered, in his sole and absolute discretion, to give directions to the Trustees in such form as the Trustees may require concerning the investment of the Participant's Directed Investment Account, which directions must be followed by the Trustees subject, however, to restrictions on payment of life insurance premiums. Neither the Trustees nor any other persons including the Administrator or otherwise shall be under any duty to question any such direction of the Participant or to review any securities or other property, real or personal, or to make any suggestions to the Participant in connection therewith, and the Trustees shall comply as promptly as practicable with directions given by the Participant hereunder. Any such direction may be of a continuing nature or otherwise and may be revoked by the Participant at any time in such form as the Trustees may require. The Trustees may refuse to comply with any direction from the Participant in the event the Trustees, in their sole and absolute discretion, deem such directions improper by virtue of applicable law. The Trustees shall not be responsible or liable for any loss or expense which may result from the Trustees' refusal or failure to comply with any directions from the Participant. Any costs and expenses related to compliance with the Participant's directions shall be borne by the Participant's Directed Investment Account.

        7.4    LOANS TO PARTICIPANTS

        (a)   The Trustees may make loans to Participants and Beneficiaries under the circumstances listed in Subsection (b) below:

        (b)   (1)  Loans shall be made available to all Participants and Beneficiaries on a reasonably equivalent basis; (2) loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Participants and Beneficiaries; (3) loans shall bear a reasonable rate of interest; (4) loans shall be adequately secured; and (5) shall provide for repayment over a reasonable period of time.

        (c)   Loans shall not be made to any Shareholder-Employee unless an exemption for such loan is obtained pursuant to Act Section 408 and further provided that such loan would not be subject to tax pursuant to Code Section 4975.

        (d)   Loans made pursuant to this Section (when added to the outstanding balance of all other loans made by the Plan to the Participant) shall be limited to the lesser of:

          (1)   $50,000 reduced by the excess (if any) of the highest outstanding balance of loans from the Plan to the Participant during the one year period ending on the day before the date on which such loan is made, over the outstanding balance of loans from the Plan to the Participant on the date on which such loan was made, or

          (2)   one-half (1/2) of the present value of the nonforfeitable accrued benefit of the Participant under the Plan.

  For purposes of this limit, all plans of the Employer shall be considered one plan.

        (e)   Loans shall provide for level amortization with payments to be made not less frequently than quarterly over a period not to exceed five (5) years. All loans shall be due and payable upon termination of employment.

        (f)    Any loans shall be made pursuant to a Participant loan program. Such loan program shall be established in writing and must include, but need not be limited to, the following:

          (1)   the identity of the person or positions authorized to administer the Participant loan program;

          (2)   a procedure for applying for loans;

          (3)   the basis on which loans will be approved or denied;

          (4)   limitations, if any, on the types and amounts of loans offered;

          (5)   the procedure under the program for determining a reasonable rate of interest;

          (6)   the types of collateral which may secure a Participant loan; and

          (7)   the events constituting default and the steps that will be taken to preserve Plan assets.

        Such Participant loan program shall be contained in a separate written document which, when properly executed, is hereby incorporated by reference and made a part of the Plan. Furthermore, such Participant loan program may be modified or amended in writing from time to time without the necessity of amending this Section.

        7.5    DUTIES OF THE TRUSTEES REGARDING PAYMENTS

        At the direction of the Administrator, the Trustees shall, from time to time, in accordance with the terms of the Plan, make payments out of the Trust Fund. The Trustees shall not be responsible in any way for the application of such payments.

        7.6    TRUSTEES' COMPENSATION AND EXPENSES AND TAXES

        The Trustees shall be paid such reasonable compensation as shall from time to time be agreed upon in writing by the Employer and the Trustees. An individual serving as Trustee who already receives full-time pay from the Employer shall not receive compensation from the Plan. In addition, the Trustees shall be reimbursed for any reasonable expenses, including reasonable counsel fees incurred as Trustees. Such compensation and expenses shall be paid from the Trust Fund unless paid or advanced by the Employer. All taxes of any kind and all kinds whatsoever that may be levied or assessed under existing or future laws upon, or in respect of, the Trust Fund or the income thereof, shall be paid from the Trust Fund.

        7.7    ANNUAL REPORT OF THE TRUSTEES

        Within a reasonable period of time after the later of the Anniversary Date or receipt of the Employer's contribution for each Plan Year, the Trustees shall furnish to the Employer and Administrator a written statement of account with respect to the Plan Year for which such contribution was made setting forth:

          (a)   the net income, or loss, of the Trust Fund;

          (b)   the gains, or losses, realized by the Trust Fund upon sales or other disposition of the assets;

          (c)   the increase, or decrease, in the value of the Trust Fund;

          (d)   all payments and distributions made from the Trust Fund; and

          (e)   such further information as the Trustees and/or Administrator deems appropriate. The Employer, forthwith upon its receipt of each such statement of account, shall acknowledge receipt thereof in writing and advise the Trustees and/or Administrator of its approval or disapproval thereof. Failure by the Employer to disapprove any such statement of account within thirty (30) days after its receipt thereof shall be deemed an approval thereof. The approval by the Employer of any statement of account shall be binding as to all matters embraced therein as between the Employer and the Trustees to the same extent as if the account of the Trustees had been settled by judgment or decree in an action for a judicial settlement of its account in a court of competent jurisdiction in which the Trustees, the Employer and all persons having or claiming an interest in the Plan were parties; provided, however, that nothing herein contained shall deprive the Trustees of its right to have its accounts judicially settled if the Trustees so desires.

        7.8    AUDIT

        (a)   If an audit of the Plan's records shall be required by the Act and the regulations thereunder for any Plan Year, the Administrator shall direct the Trustees to engage on behalf of all Participants an independent qualified public accountant for that purpose. Such accountant shall, after an audit of the books and records of the Plan in accordance with generally accepted auditing standards, within a reasonable period after the close of the Plan Year, furnish to the Administrator and the Trustees a report of his audit setting forth his opinion as to whether any statements, schedules or lists that are required by Act Section 103 or the Secretary of Labor to be filed with the Plan's annual report, are presented fairly in conformity with generally accepted accounting principles applied consistently. All auditing and accounting fees shall be an expense of and may, at the election of the Administrator, be paid from the Trust Fund.

        (b)   If some or all of the information necessary to enable the Administrator to comply with Act Section 103 is maintained by a bank, insurance company, or similar institution, regulated and supervised and subject to periodic examination by a state or federal agency, it shall transmit and certify the accuracy of that information to the Administrator as provided in Act Section 103(b) within one hundred twenty (120) days after the end of the Plan Year or by such other date as may be prescribed under regulations of the Secretary of Labor.

        7.9    RESIGNATION, REMOVAL AND SUCCESSION OF TRUSTEES

        (a)   A Trustee may resign at any time by delivering to the Employer, at least thirty (30) days before its effective date, a written notice of his resignation.

        (b)   The Employer may remove a Trustee by mailing by registered or certified mail, addressed to such Trustee at his last known address, at least thirty (30) days before its effective date, a written notice of his removal.

        (c)   Upon the death, resignation, incapacity, or removal of any Trustee, a successor may be appointed by the Employer; and such successor, upon accepting such appointment in writing and delivering same to the Employer, shall, without further act, become vested with all the estate, rights, powers, discretion, and duties of his predecessor with like respect as if he were originally named as a Trustee herein. Until such a successor is appointed, the remaining Trustee or Trustees shall have full authority to act under the terms of the Plan.

        (d)   The Employer may designate one or more successors prior to the death, resignation, incapacity, or removal of a Trustee. In the event a successor is so designated by the Employer and accepts such designation, the successor shall, without further act, become vested with all the estate, rights, powers, discretion, and duties of his predecessor with the like effect as if he were originally named as Trustee herein immediately upon the death, resignation, incapacity, or removal of his predecessor.

        (e)   Whenever any Trustee hereunder ceases to serve as such, he shall furnish to the Employer and Administrator a written statement of account with respect to the portion of the Plan Year during which he served as Trustee. This statement shall be either (i) included as part of the annual statement of account for the Plan Year required under Section 7.7; or (ii) set forth in a special statement. Any such special statement of account should be rendered to the Employer no later than the due date of the annual statement of account for the Plan Year. The procedures set forth in Section 7.7 for the approval by the Employer of annual statements of account shall apply to any special statement of account rendered hereunder and approval by the Employer of any such special statement in the manner provided in Section 7.7 shall have the same effect upon the statement as the Employer's approval of an annual statement of account. No successor to the Trustee shall have any duty or responsibility to investigate the acts or transactions of any predecessor who has rendered all statements of account required by Section 7.7 and this subparagraph.

        7.10    TRANSFER OF INTEREST

        Notwithstanding any other provision contained in this Plan, the Trustees at the direction of the Administrator shall transfer the Vested interest, if any, of such Participant in his account to another trust forming part of a pension, profit sharing or stock bonus plan maintained by such Participant's new employer and represented by said employer in writing as meeting the requirements of Code Section 401(a), provided that the trust to which such transfers are made permits the transfer to be made.

ARTICLE VIII
AMENDMENT, TERMINATION AND MERGERS

        8.1    AMENDMENT

        (a)   The Employer shall have the right at any time to amend the Plan by action of the Board of Directors (or authorized committee thereof) in accordance with its by-

laws, subject to the limitations of this Section. However, any amendment which affects the rights, duties or responsibilities of the Trustees may only be made with the Trustees' written consent. Also, any amendment which affects the rights, duties or responsibilities of the Administrator may only be made with the Administrator's written consent. Any such amendment shall become effective as provided therein upon its execution. The Trustees shall not be required to execute any such amendment unless the Trust provisions contained herein are a part of the Plan and the amendment affects the duties of the Trustees hereunder. Notwithstanding anything to the contrary in this Section, any amendment may be made retroactively, if necessary, to bring the Plan into conformity with applicable law.

        (b)   No amendment to the Plan shall be effective if it authorizes or permits any part of the Trust Fund (other than such part as is required to pay taxes and administration expenses) to be used for or diverted to any purpose other than for the exclusive benefit of the Participants or their Beneficiaries or estates; or causes any reduction in the amount credited to the account of any Participant; or causes or permits any portion of the Trust Fund to revert to or become property of the Employer.

        (c)   Except as permitted by Regulations, no Plan amendment or transaction having the effect of a Plan amendment (such as a merger, plan transfer or similar transaction) shall be effective if it eliminates or reduces any "Section 411(d)(6) protected benefit" or adds or modifies conditions relating to "Section 411(d)(6) protected benefits" the result of which is a further restriction on such benefit unless such protected benefits are preserved with respect to benefits accrued as of the later of the adoption date or effective date of the amendment. "Section 411(d)(6) protected benefits" are benefits described in Code Section 411(d)(6)(A), early retirement benefits and retirement-type subsidies, and optional forms of benefit.

        8.2    TERMINATION

        (a)   The Employer shall have the right at any time to terminate the Plan and Trust by delivering to the Trustees and Administrator written notice of such termination. Upon any full or partial termination, all amounts credited to the affected Participants' Combined Accounts shall become 100% Vested as provided in Section 6.4 and shall not thereafter be subject to forfeiture, and all unallocated amounts shall be allocated to the accounts of all Participants in accordance with the provisions hereof.

        (b)   Upon the full termination of the Plan, the Employer shall direct the distribution of the assets of the Trust Fund to Participants in a manner which is consistent with and satisfies the provisions of Section 6.5. Distributions to a Participant shall be made in one lump-sum payment in cash. Except as permitted by Regulations, the termination of the Plan shall not result in the reduction of "Section 411(d)(6) protected benefits" in accordance with Section 8.1(c).

        8.3    MERGER OR CONSOLIDATION

        This Plan and Trust may be merged or consolidated with, or its assets and/or liabilities may be transferred to any other plan and trust only if the benefits which would be received by a Participant of this Plan, in the event of a termination of the Plan immediately after such transfer, merger or consolidation, are at least equal to the benefits the Participant would have received if the Plan had terminated immediately before the transfer, merger or consolidation, and such transfer, merger or consolidation does not otherwise result in the elimination or reduction of any "Section 411(d)(6) protected benefits" in accordance with Section 8.1(c)

ARTICLE IX
MISCELLANEOUS

        9.1    PARTICIPANT'S RIGHTS

        This Plan shall not be deemed to constitute a contract between the Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon him as a Participant of this Plan. Except as may be specifically provided by law, neither the establishment of the Trust hereby created, nor any modification thereof, nor the creation of any Account, nor the payment of any benefits, shall be construed as giving to any Participant or other person any equitable right against the Administrator or Employer, or any officer or Employee thereof, or the Trustees, except as provided herein. Under no circumstances shall the terms of employment of any Participant be modified or in any way be affected hereby.

        9.2    ALIENATION

        (a)   Subject to the exceptions provided below, no benefit which shall be payable out of the Trust Fund to any person (including a Participant or his Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized by the Trustees, except to such extent as may be required by law.

        (b)   This provision shall not apply to the extent a Participant or Beneficiary is indebted to the Plan, as a result of a loan from the Plan. At the time a distribution is to be made to or for a Participant's or Beneficiary's benefit, such proportion of the amount distributed as shall equal such loan indebtedness shall be paid by the Trustees to the Trustees or the Administrator, at the direction of the Administrator, to apply against or discharge such loan indebtedness. Prior to making a payment, however, the Participant or Beneficiary must be given written notice by the Administrator that such loan indebtedness is to be so paid in whole or part from his Participant's Combined Account. If the Participant or Beneficiary does not agree that the loan indebtedness is valid claim against his Vested Participant's Combined Account, he shall be entitled to a review of the validity of the claim in accordance with procedures provided in Sections 2.12 and 2.13.

        (c)   This provision shall not apply to a "qualified domestic relations order" defined in Code Section 414(p), and those other domestic relations orders permitted to be so treated by the Administrator under the Provisions of the Retirement Equity Act of 1984. The Administrator shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Further, to the extent provided under a "qualified domestic relations order", a former spouse of a Participant shall be treated as the spouse or surviving spouse for all purposes under the Plan.

        (d)   Notwithstanding anything herein to the contrary, effective August 5, 1997, the provisions of this Section 9.2 shall not apply to any offset of a Participant's benefits provided under the Plan against an amount that the Participant is ordered or required to pay to the Plan under any of the circumstances set forth in Code Section 401(a)(13)(C) and Sections 206(d)(4) and 206(d)(5) of ERISA.

        9.3    CONSTRUCTION OF PLAN

        This Plan and Trust shall be construed and enforced according to the Act and the laws of the State of New York, other than its laws respecting choice of law, to the extent not preempted by the Act.

        9.4    GENDER AND NUMBER

        Wherever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.

        9.5    LEGAL ACTION

        In the event any claim, suit, or proceeding is brought regarding the Trust and/or Plan established hereunder to which the Trustees or the Administrator may be a party, they shall be entitled to be reimbursed from the Trust Fund for any and all costs, attorney's fees, and other expenses pertaining thereto incurred by them for which they shall have become liable. The Employer shall indemnify each Trustee and Administrator against any and all claims, loss, damages, expenses, and liability arising from any action or failure to act, except when the same is judicially determined to be due to gross negligence or willful misconduct of such Trustees and/or Administrator. The Employer agrees to indemnify the Trustees and/or Administrator against any liability imposed as a result of a claim asserted by any person or persons where the Trustees have acted in good faith.

        9.6    PROHIBITION AGAINST DIVERSION OF FUNDS

        (a)   Except as provided below and otherwise specifically permitted by law, it shall be impossible by operation of the Plan or of the Trust, by termination of either, by power of revocation or amendment, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the corpus or income of any trust fund maintained pursuant to the Plan or any funds contributed thereto to be used for, or diverted to, purposes other than the exclusive benefit of Participants, Retired Participants, or their Beneficiaries.

        (b)   In the event the Employer shall make an excessive contribution under a mistake of fact pursuant to Act Section 403(c)(2)(A), the Employer may demand repayment of such excessive contribution at any time within one (1) year following the time of payment and the Trustees shall return such amount to the Employer within the one (1) year period. Earnings of the Plan attributable to the excess contributions may not be returned to the Employer but any losses attributable thereto must reduce the amount so returned.

        9.7    BONDING

        Every Fiduciary, except a bank or an insurance company, unless exempted by the Act and regulations thereunder, shall be bonded in an amount not less than 10% of the amount of the funds such Fiduciary handles; provided, however, that the minimum bond shall be $1,000 and the maximum bond, $500,000. The amount of funds handled shall be determined at the beginning of each Plan Year by the amount of funds handled by such person, group, or class to be covered and their predecessors, if any, during the preceding Plan Year, or if there is no preceding Plan Year, then by the amount of the funds to be handled during the then current year. The bond shall provide protection to the Plan against any loss by reason of acts of fraud or dishonesty by the Fiduciary alone or in connivance with others. The surety shall be a corporate surety company (as such term is used in Act Section 412(a)(2)), and the bond shall be in a form approved by the Secretary of Labor. Notwithstanding anything in the Plan to the contrary, the cost of such bonds shall be an expense of and may, at the election of the Administrator, be paid from the Trust Fund or by the Employer.

        9.8    EMPLOYER'S AND TRUSTEES' PROTECTIVE CLAUSE

        Neither the Employer nor the Trustees, nor their successors, shall be responsible for the validity of any Contract issued hereunder or for the failure on the part of the insurer to make payments provided by any such Contract, or for the action of any person which may delay payment or render a Contract null and void or unenforceable in whole or in part.

        9.9    INSURER'S PROTECTIVE CLAUSE

        Any insurer who shall issue Contracts hereunder shall not have any responsibility for the validity of this Plan or for the tax or legal aspects of this Plan. The insurer shall be protected and held harmless in acting in accordance with any written direction of the Trustees, and shall have no duty to see to the application of any funds paid to the Trustees, nor be required to question any actions directed by the Trustees. Regardless of any provision of this Plan, the insurer shall not be required to take or permit any action or allow any benefit or privilege contrary to the terms of any Contract which it issues hereunder, or the rules of the insurer.

        9.10    RECEIPT AND RELEASE FOR PAYMENTS

        Any payment to any Participant, his legal representative, Beneficiary, or to any guardian or committee appointed for such Participant or Beneficiary in accordance with the provisions of the Plan, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Trustees and the Employer, either of whom may require such Participant, legal representative, Beneficiary, guardian or committee, as a condition precedent to such payment, to execute a receipt and release thereof in such form as shall be determined by the Trustees or Employer.

        9.11    ACTION BY THE EMPLOYER

        Whenever the Employer under the terms of the Plan is permitted or required to do or perform any act or matter or thing, it shall be done and performed by a person duly authorized by its legally constituted authority.

        9.12    NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY

        The "named Fiduciaries" of this Plan are (1) the Employer, (2) the Administrator and (3) the Trustees. The named Fiduciaries shall have only those specific powers, duties, responsibilities, and obligations as are specifically given them under the Plan. In general, the Employer shall have the sole responsibility for making the contributions provided for under Section 4.1; and shall have the sole authority to appoint and remove the Trustees and the Administrator; to formulate the Plan's "funding policy and method"; and to amend or terminate, in whole or in part, the Plan. The Administrator shall have the sole responsibility for the administration of the Plan, which responsibility is specifically described in the Plan. The Trustees shall have the sole responsibility of management of the assets held under the Trust, except those assets, the management of which has been assigned to an Investment Manager, who shall be solely responsible for the management of the assets assigned to it, all as specifically provided in the Plan. Each named Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan, authorizing or providing for such direction, information or action. Furthermore, each named Fiduciary may rely upon any such direction, information or action of another named Fiduciary as being proper under the Plan, and is not required under the Plan to inquire into the propriety of any such direction, information or action. It is intended under the Plan that each named Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under the Plan. No named Fiduciary shall guarantee the Trust Fund in any manner against investment loss or depreciation in asset value. Any person or group may serve in more than one Fiduciary capacity. In the furtherance of their responsibilities hereunder, the "named Fiduciaries" shall be empowered to interpret the Plan and Trust and to resolve ambiguities, inconsistencies and omissions, which findings shall be binding, final and conclusive.

        9.13    HEADINGS

        The headings and subheadings of this Plan have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.

        9.14    APPROVAL BY INTERNAL REVENUE SERVICE

        (a)   Notwithstanding anything herein to the contrary, contributions to this Plan are conditioned upon the initial qualification of the Plan under Code Section 401. If the Plan receives an adverse determination with respect to its qualification, then the Plan may return such contributions to the Employer within one year after such determination, provided the application for the determination is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan was adopted, or such later date as the Secretary of the Treasury may prescribe.

        (b)   Notwithstanding any provisions to the contrary, except Sections 3.6, 3.7, and 4.1(f), any contribution by the Employer to the Trust Fund is conditioned upon the deductibility of the contribution by the Employer under the Code and, to the extent any such deduction is disallowed, the Employer may, within one (1) year following the disallowance of the deduction, demand repayment of such disallowed contribution and the Trustees shall return such contribution within one (1) year following the disallowance. Earnings of the Plan attributable to the excess contribution may not be returned to the Employer, but any losses attributable thereto must reduce the amount so returned.

        9.15    UNIFORMITY

        All provisions of this Plan shall be interpreted and applied in a uniform, nondiscriminatory manner. In the event of any conflict between the terms of this Plan and any Contract purchased hereunder, the Plan provisions shall control.

ARTICLE X
PARTICIPATING EMPLOYERS

        10.1    ADOPTION BY OTHER EMPLOYERS

        Notwithstanding anything herein to the contrary, with the consent of the Employer and Trustees, any other corporation or entity, whether an affiliate or subsidiary or not, may adopt this Plan and all of the provisions hereof, and participate herein and be known as a Participating Employer, by a properly executed document evidencing said intent and will of such Participating Employer.

        Bernstein Technologies Inc. is a Participating Employer under this Plan.

        10.2    REQUIREMENTS OF PARTICIPATING EMPLOYERS

        (a)   Each such Participating Employer shall be required to use the same Trustees as provided in this Plan.

        (b)   The Trustees may, but shall not be required to, commingle, hold and invest as one Trust Fund all contributions made by Participating Employers, as well as all increments thereof.

        (c)   The transfer of any Participant from or to an Employer participating in this Plan, whether he be an Employee of the Employer or a Participating Employer, shall not affect such Participant's rights under the Plan, and all amounts credited to such Participant's Combined Account as well as his accumulated service time with the transferor or predecessor, and his length of participation in the Plan, shall continue to his credit.

        (d)   All rights and values forfeited by termination of employment shall inure only to the benefit of the Participants of the Employer or Participating Employer by which the forfeiting Participant was employed.

        (e)   Any expenses of the Trust which are to be paid by the Employer or borne by the Trust Fund shall be paid by each Participating Employer in the same proportion that the total amount standing to the credit of all Participants employed by such Employer bears to the total standing to the credit of all Participants.

        10.3    DESIGNATION OF AGENT

        Each Participating Employer shall be deemed to be a part of this Plan; provided, however, that with respect to all of its relations with the Trustees and Administrator for the purpose of this Plan, each Participating Employer shall be deemed to have designated irrevocably the Employer as its agent. Unless the context of the Plan clearly indicates the contrary, the word

"Employer" shall be deemed to include each Participating Employer as related to its adoption of the Plan.

        10.4    EMPLOYEE TRANSFERS

        It is anticipated that an Employee may be transferred between Participating Employers, and in the event of any such transfer, the Employee involved shall carry with him his accumulated service and eligibility. No such transfer shall affect a termination of employment hereunder, and the Participating Employer to which the Employee is transferred shall thereupon become obligated hereunder with respect to such Employee in the same manner as was the Participating Employer from whom the Employee was transferred.

        10.5    PARTICIPATING EMPLOYER'S CONTRIBUTION

        All contributions made by a Participating Employer, as provided for in this Plan, shall be determined separately by each Participating Employer, and shall be paid to and held by the Trustees for the exclusive benefit of the Employees of such Participating Employer and the Beneficiaries of such Employees, subject to all the terms and conditions of this Plan. On the basis of the information furnished by the Administrator, the Trustees shall keep separate books and records concerning the affairs of each Participating Employer hereunder and as to the accounts and credits of the Employees of each Participating Employer. The Trustees may, but need not register Contracts so as to evidence that a particular Participating Employer is the interested Employer hereunder, but in the event of an Employee transfer from one Participating Employer to another, the employing Employer shall immediately notify the Trustees thereof.

        10.6    AMENDMENT

        The Plan may be amended pursuant to Section 8.1 hereof without the consent of a Participating Employer.

        10.7    DISCONTINUANCE OF PARTICIPATION

        Any Participating Employer shall be permitted to discontinue or revoke its participation in the Plan. At the time of any such discontinuance or revocation, satisfactory evidence thereof and of any applicable conditions imposed shall be delivered to the Trustees. The Trustees shall thereafter transfer, deliver and assign Contracts and other Trust Fund assets allocable to the Participants of such Participating Employer to such new Trustees as shall have been designated by such Participating Employer, in the event that it has established a separate pension plan for its Employees provided, however, that no such transfer shall be made if the result is the elimination or reduction of any "Section 411(d)(6) protected benefits" in accordance with Section 8.1(c). If no successor is designated, the Trustees shall retain such assets for the Employees of said Participating Employer pursuant to the provisions of Article VII hereof. In no such event shall any part of the corpus or income of the Trust as it relates to such Participating

Employer be used for or diverted for purposes other than for the exclusive benefit of the Employees of such Participating Employer.

        10.8    ADMINISTRATOR'S AUTHORITY

        The Administrator shall have authority to make any and all necessary rules or regulations, binding upon all Participating Employers and all Participants, to effectuate the purpose of this Article.

        10.9    GUARANTEES

        All Plan benefits will be paid only from, and the Participants and/or Beneficiaries shall look solely to, the Trust Fund, and neither the Employer nor the Trustees shall have any duty or liability to furnish the Trust with any funds, securities or other assets except as expressly provided in the Plan.